Exhibit 10.12
                           LOAN AND SECURITY AGREEMENT


                          Dated as of January 23, 1997


                                     between


                            THE ANTIGUA GROUP, INC.,

                                   as Borrower


                                       and


                         LASALLE BUSINESS CREDIT, INC.,

                                    as Lender


                                 $14,275,000.00

                           LOAN AND SECURITY AGREEMENT


         THIS LOAN AND SECURITY AGREEMENT ("Agreement") is made as of this _____ day of January, 1997, by and among LASALLE BUSINESS CREDIT, INC., a Delaware corporation ("LaSalle"), with an office at 120 East Baltimore Street, Suite 1802, Baltimore, Maryland 21202, and THE ANTIGUA GROUP, INC., a Nevada corporation ("Borrower"), with its principal office at 9319 North 94th Way, Scottsdale, Arizona 85258.

                                   WITNESSETH:

         WHEREAS, from time to time Borrower may request LaSalle to make loans and advances to and extend certain credit accommodations to Borrower, and the parties wish to provide for the terms and conditions upon which such loans, advances and credit accommodations shall be made;

         NOW, THEREFORE, in consideration of any loans, advances and credit accommodations (including any loans by renewal or extension) hereafter made to Borrower by LaSalle, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrower, the parties agree as follows:

         1. DEFINITIONS.

                  (a) General Definitions

                           "Account,"   "Account   Debtor,"   "Chattel   Paper,"
"Documents," "Equipment," "General Intangibles," "Goods," "Instruments," "Inventory," and "Investment Property," shall have the respective meanings assigned to such terms, as of the date of this Agreement, in the Maryland Uniform Commercial Code.

                           "Acquisition"  shall  mean  the  acquisition  by  the
Guarantor of all of the issued and outstanding stock in the Borrower pursuant to terms and conditions acceptable to LaSalle.

                           "Affiliate"  shall mean any Person (a) that  directly
or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with Borrower, (b) that directly or beneficially owns or holds five percent (5%) or more of any class of the voting stock of Borrower,
(c) five percent (5%) or more of whose voting stock (or in the case of a Person which is not a corporation, five percent (5%) or more of the equity interest of which) is owned directly or beneficially or held by Borrower, or (d) five percent (5%) or more of whose voting stock (or in case of a Person which is not a corporation, five percent (5%) or more of the equity interest of which) is owned directly or beneficially or held by a Person referred to in (a), (b) or
(c) above.

                           "Borrowing Base" shall have the meaning  specified in
paragraph 2(b) hereof.

                           "Business  Day"  shall  mean  any  day  other  than a
Saturday, Sunday, or such other day as banks in Illinois are authorized or required to be closed for business.

                           "Capital  Adequacy  Charge"  shall  have the  meaning
specified in paragraph 5(h) hereof.

                           "Capital  Adequacy  Demand"  shall  have the  meaning
specified in paragraph 5(h) hereof.

                           "Capital  Expenditures"  shall mean,  with respect to
any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) by Borrower during such period that are required by GAAP to be included in or reflected by the property, plant or equipment or similar fixed asset accounts (or in intangible accounts subject to amortization) in the balance sheet of Borrower.

                           "Closing  Date"  shall mean the date set forth on the
first page of this Agreement.

                           "Closing   Document  List"  shall  have  the  meaning
specified in paragraph 15(a)(i) hereof.

                           "Collateral"  shall mean all of the personal property
of Borrower described in paragraph 7 hereof, and all other real or personal property of any Obligor or any other Person now or hereafter pledged to LaSalle to secure, either directly or indirectly, repayment of any of the Obligations.

                           "Cruttenden"  shall mean The  Cruttenden  Roth Bridge
Fund, LLC, a California limited liability company.

                           "Cruttenden  Loan"  shall mean a One  Million  Dollar
($1,000,000.00)   loan  from  Cruttenden  to  the  Borrower  pursuant  to  terms acceptable to LaSalle.

                           "Debt  Service   Coverage  Ratio"  shall  mean,  with
respect to any period, the ratio of (A) net income after taxes for such period (excluding any after-tax gains or losses on the sale of assets (other than the sale of Inventory in the ordinary course of business) and excluding other after-tax extraordinary gains or losses), plus deferred taxes, plus depreciation and amortization deducted in determining net income for such period, minus Capital Expenditures for such period not financed, minus any cash dividends paid or accrued and cash withdrawals paid or accrued to shareholders or other Affiliates for such period which were not calculated in determining net income after taxes, and plus the after tax increase in LIFO reserves or minus the after tax decrease in LIFO reserves, to (B) current principal maturities of long term debt and capitalized leases paid or scheduled to be paid during such period, plus any prepayments on indebtedness owed to any Person (except trade payables and revolving loans) and paid during such period.

                           "Default" shall mean any event,  condition or default
which with the giving of notice, the lapse of time or both would be an Event of Default.

                           "EBITDA" shall mean, with respect to any period,  net
income after taxes for such period (excluding any after-tax gains or losses on the sale of assets and excluding other after-tax extraordinary gains or losses) plus interest expense, income tax expense, depreciation and amortization for such period, less gains and losses attributable to any fixed asset sales made during such period, minus any distributions or dividends permitted to be paid pursuant to the terms hereof, plus or minus any other non-cash charges or gains which have been subtracted or added in calculating net income after taxes for such period.

                           "Eligible  Account"  shall mean an  Account  owing to
Borrower which is acceptable to LaSalle in its sole but reasonable discretion for lending purposes. LaSalle shall, in general, consider an Account to be an Eligible Account if it meets, and so long as it continues to meet, the following requirements:

                           (i) it is  genuine  and in all  respects  is  what it
purports to be;

                           (ii) it is owned by  Borrower  and  Borrower  has the
right to subject it to a security interest in favor of LaSalle;

                           (iii) it arises from (A) the  performance of services
by Borrower and such services have been fully performed and acknowledged and accepted by the Account Debtor thereunder; or (B) the sale or lease of Goods by Borrower, and such Goods have been completed in accordance with the Account Debtor's specifications (if any) and delivered to and accepted by the Account Debtor, such Account Debtor has not refused to accept and has not returned or offered to return any of the Goods, or has not refused to accept any of the services, which are the subject of such Account, and Borrower has possession of, or has delivered to LaSalle at LaSalle's request, shipping and delivery receipts evidencing delivery of such Goods;

                           (iv) it is  evidenced  by an invoice  rendered to the
Account Debtor thereunder, is due and payable within thirty (30) days after the stated invoice date thereof and does not remain unpaid more than one hundred twenty (120) days past the stated invoice date thereof; provided, however, that if more than twenty-five percent (25%) of the aggregate dollar amount of invoices owing by a particular Account Debtor remain unpaid for more than one hundred twenty (120) days past the respective invoice dates thereof, then all Accounts owing to Borrower by that Account Debtor shall be deemed ineligible;

                           (v) it is not subject to any prior assignment, claim,
lien, security interest or encumbrance whatsoever, other than Permitted Liens;

                           (vi)  it  is  a  valid,   legally   enforceable   and
unconditional obligation of the Account Debtor thereunder, and is not subject to setoff, counterclaim, credit, allowance or adjustment by such Account Debtor, or to any claim by such Account Debtor denying liability thereunder in whole or in part;

                           (vii) it does not  arise out of a  contract  or order
which fails in any material respect to comply with the requirements of applicable law;

                           (viii)  the  Account  Debtor   thereunder  is  not  a
director, officer, employee or agent of Borrower, or a Subsidiary, Parent or Affiliate of Borrower;

                           (ix) it is not an Account  with  respect to which the
Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to LaSalle pursuant to, and in full compliance with, the Assignment of Claims Act of 1940, as amended;

                           (x) it is not an  Account  with  respect to which the
Account Debtor is located in a state which requires Borrower, as a precondition to commencing or maintaining an action in the courts of that state, either to
(A) receive a certificate of authority to do business and be in good standing in such state, or (B) file a notice of business activities report or similar report with such state's taxing authority, unless (x) Borrower has taken one of the actions described in clauses (A) or (B), (y) the failure to take one of the actions described in either clause (A) or (B) may be cured retroactively by Borrower at its election, or (z) Borrower has proven, to LaSalle's satisfaction, that it is exempt from any such requirements under any such state's laws;

                           (xi) it is an Account which arises out of a sale made
in the ordinary course of Borrower's business;

                           (xii) the Account Debtor is a resident or citizen of,
and is located within, the United States of America or the Canadian provinces of Ontario, Manitoba, Saskatchewan, Alberta, Yukon or British Columbia, or the
Account is either (A) fully secured by an irrevocable letter of credit acceptable to and assigned to LaSalle or (B) export credit insurance issued on a policy acceptable to LaSalle by an insurer acceptable to LaSalle;

                           (xiii) it is not an Account with respect to which the
Account Debtor's obligation to pay is conditional upon the Account Debtor's approval of the Goods or services or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale on approval, sale or return or consignment basis;

                           (xiv) it is not an Account (A) with  respect to which
any representation or warranty contained in this Agreement is untrue or (B) which violates any of the covenants of Borrower contained in this Agreement;

                           (xv) it is not an  Account  which,  when  added  to a
particular Account Debtor's other indebtedness to Borrower, exceeds the lesser of ten percent (10%) of the aggregate of Borrower's Accounts or a credit limit determined by LaSalle in its reasonable credit judgment for that Account Debtor, provided, however, that Accounts excluded from Eligible Accounts solely by reason of this paragraph (xv) shall be Eligible Accounts to the extent of such credit limit; and

                           (xvi) it is not an Account  with respect to which the
prospect of payment or performance by the Account Debtor is or will be impaired, as determined by LaSalle in its sole discretion.

                           "Eligible Inventory" shall mean Inventory of Borrower
which is acceptable to LaSalle in its sole but reasonable discretion. Without limiting LaSalle's discretion, LaSalle shall, in general, consider Inventory to be Eligible Inventory if it meets, and so long as it continues to meet, the following requirements:

                           (i) it constitutes  either (A) raw materials and work
in process normally and currently used in the ordinary course of Borrower's business or (B) finished goods held for sale by Borrower, normally and currently saleable in the ordinary course of Borrower's business, and in either case it does not constitute tubing, boxes or other packaging materials, storeroom inventory, supplies, closeouts, any goods inventoried into Borrower's outlet store (including over-runs and second quality merchandise), or reserves appearing on Borrower's books and records (excluding LIFO reserves);

                           (ii) it is owned by  Borrower  and  Borrower  has the
right to subject it to a security interest in favor of LaSalle;

                           (iii) it is  located  on  premises  within the United
States of America and listed on Schedule 13(c) attached hereto and is not in transit (unless title has passed to the Borrower);

                           (iv)  it is  not  subject  to any  prior  assignment,
claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

                           (v) it is held for sale or lease or furnishing  under
contracts of service, it is of good and merchantable quality, and it is new and unused and free from defects which would, in LaSalle's sole determination, affect its market value;

                           (vi)  it is  not  stored  with a  bailee,  consignee,
warehouseman, processor or similar party unless LaSalle has given its prior written approval and Borrower has caused any such bailee, consignee, warehouseman, processor or similar party to issue and deliver to LaSalle, in form and substance acceptable to LaSalle, such UCC financing statements, warehouse receipts, waivers and other documents as LaSalle shall require;

                           (vii)  LaSalle  has  determined  in  accordance  with
LaSalle's customary business practices that it is not unacceptable due to age, type, category or quantity; and

                           (viii) it is not  Inventory (A) with respect to which
any of the representations and warranties contained in this Agreement are untrue or (B) which violates any of the covenants of Borrower contained in this Agreement.

                           "Event of Default"  shall have the meaning  specified
in paragraph 15 hereof.

                           "Excess  Availability"  shall mean, as of any date of
determination  by LaSalle,  the excess,  if any, of (i) the Borrowing  Base over
(ii) the outstanding Revolving Loans and Letter of Credit Obligations, in each case as of the close of business on such date. For purposes of calculating Borrower's Excess Availability and the amount of the Borrowing Base relating thereto, LaSalle may, in the exercise of its sole discretion, establish a reserve in an aggregate amount based on Borrower's outstanding trade payables which are past due in any material respect with stated vendor terms, as of such date of determination, to the extent thereof.

                           "GAAP"  shall  mean  generally  accepted   accounting
principles and policies in the United States as in effect from time to time.

                           "Guarantor"  shall  mean   Southhampton   Enterprises
Corp., a British Columbia corporation.

                           "Indemnified  Party" shall have the meaning specified
in paragraph 18 hereof.

                           "Intercreditor Agreement" shall mean an Intercreditor
Agreement between LaSalle and another Person holding a security interest in any of the assets of the Borrower.

                           "Letters of Credit"  shall mean all  documentary  and
stand-by letters of credit issued for Borrower's account in accordance with the terms of paragraph 4 hereof.

                           "Letter of Credit  Obligations" shall mean, as of any
date of determination, the sum of (i) the aggregate undrawn amount of all Letters of Credit and (ii) the aggregate unreimbursed amount of all drawn Letters of Credit.

                           "Liabilities"  shall mean at any date all liabilities
required under GAAP to be recorded on a balance sheet as of such date.

                           "Loan" or "Loans"  shall  mean any and all  Revolving
Loans, Term Loan A and Term Loan B, made by LaSalle to Borrower pursuant to paragraphs 2 and 3 hereof and all other loans, advances and financial accommodations made by LaSalle to or on behalf of Borrower under the terms of this Agreement.

                           "Lock  Box"  and  "Blocked  Account"  shall  have the
meanings specified in paragraph 10 hereof.

                           "Material  Adverse Effect" shall mean with respect to
any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, the business, assets, operations, condition (financial or otherwise) or prospects of Borrower, taken as a whole.

                           "Merger  Agreement"  shall mean the Merger  Agreement
dated July 18, 1996 among Guarantor, Southhampton Enterprises, Inc., a Texas corporation, Borrower and Seller, as amended, pursuant to which the Guarantor has agreed to acquire all of the issued and outstanding stock of Borrower.

                           "Net  Worth"  shall  mean  shareholders'   equity  as
determined in accordance with GAAP, consistently applied.

                           "Notes" shall  collectively  mean the Revolving Note,
the Term  Loan A Note  and the Term Loan B note.

                           "Obligations"   shall  mean  all   loans,   advances,
overdrafts, debts, liabilities (including without limitation and all amounts charged to Borrower's account pursuant to any agreement authorizing LaSalle to charge Borrower's loan account), obligations, reimbursement and indemnity obligations with respect to Letters of Credit, covenants, lease payments, guarantees and duties owing by Borrower to LaSalle or to any parent, affiliate or subsidiary of LaSalle, of any kind or description (whether advanced pursuant to or evidenced by this Agreement, by any of the Notes, by any Other Agreement or by other agreement, instrument or document or otherwise), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including without limitation any debt, liability or obligation owing from Borrower to another Person which LaSalle may have obtained by assignment (or otherwise as a result of a payment made by LaSalle on behalf of Borrower as permitted under this Agreement or any Other Agreement) and further including without limitation all interest, all fees, costs and expenses which Borrower is required to pay or reimburse by this Agreement or any Other Agreement, by law or otherwise.

                           "Obligor"  shall mean  Borrower,  Guarantor  and each
Person who is or shall become primarily or secondarily liable for any of the Obligations, provided, however, that such term shall not include any Account Debtor.

                           "Original  Term" shall have the meaning  specified in
paragraph 12 hereof.

                           "Other   Agreements"   shall  mean  all   agreements,
instruments and documents including, without limitation,
guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of Borrower or any other Person and delivered to LaSalle or to any parent, affiliate or subsidiary of LaSalle in connection with the Obligations or the transactions contemplated hereby.

                           "Parent"  shall mean any Person now or at any time or
times hereafter owning or controlling (alone or with any other Person) at least a majority of the issued and outstanding stock of Borrower or any Subsidiary.

                           "Permitted  Liens" shall mean: (i) statutory liens of
landlords, carriers, warehousemen, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder; (ii) liens or security interests in favor of LaSalle; (iii) zoning restrictions and easements, rights of way, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a Material Adverse Effect on Borrower's ability to use such real property for its intended purpose in connection with Borrower's business; (iv) liens securing the payment of taxes or other governmental charges not yet delinquent or being contested in good faith and by appropriate proceedings, in accordance with the terms set forth in paragraph 14(g); (v) liens incurred or deposits made in the ordinary course of Borrower's business in connection with capitalized leases or purchase money security interests for purchase of, and applying only to, Equipment included in the permitted borrowings under paragraph 14(h) or permitted as Capital Expenditures under paragraph 14(m), the documents relating to such liens to be in form and substance acceptable to LaSalle; (vi) liens securing indebtedness owing by any Subsidiary to Borrower to the extent such indebtedness is permitted under paragraph 14(h), or to any other Subsidiary of Borrower; (vii) deposits to secure performance of bids, trade contracts, leases and statutory obligations (to the extent not excepted elsewhere herein); (viii) liens specifically permitted by LaSalle in writing as set forth on Schedule 1(a) attached hereto;
(ix) any lien arising out of the refinancing, extension, renewal or refunding of any indebtedness secured by a lien permitted by any of the foregoing sections
(i) through (viii) inclusive provided that (a) such indebtedness is not secured by any additional assets, and (b) the amount of such indebtedness is not increased; (x) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation; (xi) grants of security and rights of setoff in deposit accounts, securities and other properties held at banks or financial institutions to secure the payment or reimbursement under overdraft, acceptance and other facilities; and (xii) rights of setoff, banker's lien and other similar rights arising solely by operation of law.

                           "Person"    shall   mean   any    individual,    sole
proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

                           "Prime Rate" shall mean the publicly  announced prime
rate of LaSalle National Bank, Chicago, Illinois, in effect from time to time. The Prime Rate is not intended to be the lowest or most favorable rate of LaSalle National Bank in effect at any time.

                           "Quadrant"  shall mean Quadrant  Financial  Corp.,  a
British Columbia corporation.

                           "Quadrant  Loan"  shall mean a Three  Million  Dollar
($3,000,000.00) loan from Quadrant to the Borrower pursuant to terms acceptable to LaSalle.

                           "Renewal  Term" shall have the meaning  specified  in
paragraph 12 hereof.

                           "Revolving Loans" shall have the meaning specified in
paragraph 2 hereof.

                           "Revolving  Loan  Commitment"  shall  mean the sum of
Twelve Million Dollars ($12,000,000.00).

                           "Revolving  Note" shall mean the  promissory  note in
the maximum principal amount of the Revolving Commitment executed by Borrower to the order of LaSalle, dated as of the Closing Date.

                           "Seller" shall mean Thomas E. Dooley, Jr.

                           "Seller  Debt"  shall  mean the  indebtedness  of the
Guarantor to the Seller in a maximum amount of Seven Million One Hundred Seventy Thousand Dollars ($7,170,000.00) which is incurred by the Guarantor in connection with the Acquisition.

                           "Subordinated  Debt" shall mean the  indebtedness  of
the Borrower to the Seller under: (a) the promissory note from the Borrower to the Seller dated March 25, 1996 in the principal amount of One Million One Hundred Fifty Thousand Dollars ($1,150,000.00); and (b) the Promissory Note from the Borrower to the Seller dated July 17, 1995 in the principal amount of One Million Two Hundred Thousand Dollars ($1,200,000.00).

                           "Subsidiary" shall mean any corporation of which more
than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by Borrower or by any partnership or joint venture of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by Borrower.

                           "Tangible Net Worth" shall mean shareholders'  equity
(including retained earnings) less the book value of all intangible assets including but not limited to advances to Affiliates, determined by LaSalle on a consistent basis, plus the amount of any debt subordinated to LaSalle on terms and conditions acceptable to LaSalle in its sole judgment, plus pre-tax LIFO reserves, all as determined in accordance with GAAP, consistently applied.

                           "Term Loan A" shall  have the  meaning  specified  in
paragraph 3(a) hereof.

                           "Term  Loan A Note"  shall  mean the Term Note in the
original principal amount of Term Loan A executed by Borrower to the order of LaSalle, dated as of the Closing Date.

                           "Term Loan B" shall  have the  meaning  specified  in
paragraph 3(b) hereof.

                           "Term Loan B Note"  shall mean the Term Note,  in the
form attached hereto as Exhibit A, in the original principal amount of Term Loan B executed by Borrower to the order of LaSalle, and delivered to LaSalle on the date of the closing of the Acquisition.

                           "Total  Credit   Facility"  shall  mean  the  sum  of
Fourteen Million Two Hundred Seventy-Five Dollars ($14,275,000.00).

                  (b) Accounting Terms and Definitions. Unless otherwise defined or specified herein, all accounting terms used in this Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the financial statements delivered by Borrower to LaSalle on or before the Closing Date. All accounting determinations for purposes of determining compliance with the financial covenants contained in paragraph 13(m) shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the audited financial statements delivered to LaSalle by Borrower on or before the Closing Date. The financial statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be maintained in accordance with GAAP. If GAAP shall change from the basis used in preparing the audited financial statements delivered to LaSalle by Borrower on or before the Closing Date, the certificates required to be delivered pursuant to paragraph 11(i) demonstrating compliance with the covenants contained herein shall include, at the election of Borrower or upon the request of LaSalle, calculations setting forth the adjustments necessary to demonstrate how Borrower is in compliance with the financial covenants based upon GAAP as in effect on the Closing Date.

         2. REVOLVING LOANS. Subject to the terms and conditions of this Agreement and the Other Agreements, during the Original Term and any Renewal Term, absent the existence of an Event of Default:

                  (a) LaSalle shall make such revolving loans and advances (the "Revolving Loans") to Borrower as Borrower shall from time to time request, in accordance with the terms of paragraph 2(b) hereof. The aggregate unpaid principal amount of all Revolving Loans outstanding at any one time made to Borrower shall not exceed the lesser of (A) the Borrowing Base, minus one hundred percent (100%) of the Letter of Credit Obligations for stand by Letters of Credit and minus forty five percent (45%) of the Letter of Credit Obligations for documentary Letters of Credit, and (B) the Revolving Loan Commitment, minus the outstanding Letter of Credit Obligations. All Revolving Loans shall be repaid in full upon the earlier to occur of (i) the end of the Original Term or any Renewal Term, if either LaSalle or Borrower elects to terminate this Agreement as of the end of any such term, and (ii) the acceleration of the Obligations pursuant to paragraph 17 of this Agreement. If at any time the outstanding principal balance of the Revolving Loans made to Borrower exceeds
(A) the Borrowing Base, minus one hundred percent (100%) of the Letter of Credit Obligations for stand-by Letters of Credit and minus forty-five percent (45%) of the Letter of Credit Obligations for documentary Letters of Credit, or (B) the Revolving Loan Commitment, minus the outstanding Letter of Credit Obligations, Borrower shall immediately, and without the necessity of a demand by LaSalle, pay to LaSalle such amount as may be necessary to eliminate such excess, and LaSalle shall apply such payment against the outstanding principal balance of the Revolving Loans. In addition, if at any time the sum of (i) the outstanding principal balance of the Loans and (ii) the outstanding Letter of Credit Obligations exceeds the Total Credit Facility, Borrower shall immediately and without the necessity of a demand by LaSalle pay to LaSalle such amount as may be necessary to eliminate such excess, and LaSalle shall apply such payment against the outstanding principal balance of the Loans in such order as LaSalle shall determine in its sole discretion. Borrower hereby authorizes LaSalle to charge any of Borrower's accounts to make any payments of principal or interest required by this Agreement. All Revolving Loans shall, in LaSalle's sole discretion, be evidenced by one or more promissory notes in form and substance satisfactory to LaSalle. However, if such Revolving Loans are not so evidenced, such Revolving Loans may be evidenced solely by entries upon the books and records maintained by LaSalle.

                  (b) LaSalle shall make Revolving Loans to Borrower up to the lesser of the following amounts:

                           (i) an amount  equal to the sum of:  (A)  eighty-five
percent (85%) of the face amount of Eligible  Accounts  plus,  (B) the lesser of
(x) fifty-five percent (55%) of the value of Eligible Inventory, calculated on the basis of the lower of cost or market value on a first-in, first-out basis, or (y) Six Million Dollars ($6,000,000.00), in each case, less such reserves as LaSalle elects to establish from time to time in the exercise of its sole discretion (the sum obtained by adding (A) and (B) is herein referred to as the "Borrowing Base"); minus one hundred percent (100%) of the Letter of Credit Obligations for stand-by Letters of

Credit and minus forty-five percent (45%) of the Letter of Credit Obligations for documentary Letters of Credit; or

                           (ii)  the  Revolving  Loan   Commitment,   minus  the
outstanding amount of all Letter of Credit Obligations.

         3. TERM LOANS.

                  (a) On the Closing Date, LaSalle shall make a term loan to Borrower in the original principal amount of Seven Hundred Seventy-Five Thousand Dollars ($775,000.00) ("Term Loan A"). Principal payable on account of Term Loan A shall be payable in accordance with the Term Loan A Note, in successive monthly installments (i) payable on the first day of each month, commencing on March 1, 1997, and (ii) based on an amortization schedule consisting of eighty-four (84) equal and level payments, provided, however, that the entire unpaid principal balance of Term Loan A shall be due and payable in full upon the expiration of the Original Term of this Agreement, and provided further that in the event that the Original Term of this Agreement is initially or subsequently renewed in accordance with paragraph 12 hereof, then Borrower shall continue to make such equal and level monthly payments, with a final installment equal to the unpaid principal balance and any other amounts outstanding due and payable upon the expiration of the Renewal Term. Notwithstanding anything hereinabove to the contrary, the entire unpaid principal balance of Term Loan A, and any accrued and unpaid interest thereon, shall be immediately due and payable upon the earlier to occur of (i) the last day of the Original Term or the last day of any Renewal Term, if either LaSalle or Borrower elects to terminate this Agreement as of the end of any such Original or Renewal Term and
(ii) the acceleration of the Obligations pursuant to paragraph 17 of this Agreement.

                  (b) Subject to the terms of paragraph (d) hereof, LaSalle shall make a term loan to Borrower in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) ("Term Loan B"). Principal payable on account of Term Loan B shall be payable in accordance with the Term Loan B Note, in successive monthly installments (i) payable on the first day of each month, commencing on the first day of the first month following the closing of the Acquisition, and (ii) based on an amortization schedule consisting of twenty-four (24) equal and level payments. Notwithstanding anything hereinabove to the contrary, the entire unpaid principal balance of Term Loan B, and any accrued and unpaid interest thereon, shall be immediately due and payable upon the earlier to occur of (i) the date occurring two (2) years after the date of the closing of the Acquisition, and (ii) the acceleration of the Obligations pursuant to paragraph 17 of this Agreement.

                  (c) If Borrower sells any Equipment, or if any Equipment or any other Collateral is damaged, destroyed or taken by condemnation, Borrower shall pay to LaSalle, unless otherwise specifically provided herein or otherwise agreed to by LaSalle, as and when received by Borrower and as a mandatory prepayment of Term Loan A and Term Loan B, a sum equal to the proceeds received by Borrower from such sale. All such prepayments shall be applied first to Term Loan A and then to Term Loan B, against the last maturing installments of principal thereof, in the inverse order thereof (or, at LaSalle's option, such of the other Obligations of Borrower as LaSalle may elect). The contrary notwithstanding, without LaSalle's consent, unless and until an Event of Default has occurred and is continuing, obsolete or worn out Equipment may be sold or otherwise disposed of by Borrower and the proceeds thereof may be retained by Borrower, so long as the fair market value of any such Equipment sold or otherwise disposed of in any single transaction is less than $30,000.00, and the fair market value, in the aggregate, of all such Equipment sold or otherwise disposed of by Borrower during any twelve-month period is less than $90,000.00.

                  (d) Notwithstanding anything contained in this Agreement or Other Agreements to the contrary, LaSalle shall have no obligation to advance proceeds of Term Loan B until all of the following conditions are satisfied:

                           (i) Guarantor shall have received, in connection with
the Acquisition, (A) the Seller Debt in an amount of not less than Seven Million One Hundred Seventy Thousand Dollars ($7,170,000.00) pursuant to terms acceptable to LaSalle, and (B) an equity capital investment in an amount not less than Eight Million Five Hundred Dollars ($8,500,000.00), of which not less than One Million Dollars ($1,000,000.00) shall be attributable to Steven Haynes and Louis Lloyd;

                           (ii)  LaSalle  shall have  reviewed  and approved the
terms and conditions of the Merger Agreement and all other documents and agreements to be executed in connection with the Acquisition, the Merger Agreement and all other such documents and agreements shall have been executed and delivered by all parties thereto, and Guarantor shall have acquired all of the outstanding stock of Borrower;

                           (iii)  LaSalle  shall have  reviewed and approved all
documents and agreements relating to the Cruttenden Loan and the Quadrant Loan, and Cruttenden, the Seller and LaSalle shall have executed and delivered an Intercreditor Agreement;

                           (iv)  LaSalle  shall have  reviewed  and approved the
form and terms of, including all documents and agreements relating to, the equity capital investment to be made to Guarantor in connection with the Acquisition, as well as all aspects of the Guarantor's capital structure as of the closing of the Acquisition;

                           (v) There shall be no defaults of any of the terms or
provisions of this Agreement or any of the Other Agreements;

                           (vi) LaSalle shall have determined  that  immediately
after the closing of the Acquisition and the payment of all fees and expenses in connection therewith, on a pro forma basis, the

Excess Availability of Borrower shall not be less than Five Hundred Thousand Dollars ($500,000.00);

                           (vii)  LaSalle  shall have  received a  certification
from Borrower's chief financial officer that in calculating Excess Availability described in (vi) above, Borrower's outstanding trade payables were (and are) current and not past due in any material respect;

                           (viii) Guarantor shall have executed and delivered to
LaSalle an unconditional guaranty of the Obligations, in a form acceptable to LaSalle and shall also deliver to LaSalle (A) copies of all of the Guarantor's organizational documents, (B) certified copy of the resolutions of the Guarantor's Board of Directors approving the guaranty of the Obligations and the Acquisition, and (C) an opinion letter from counsel to Guarantor in form and substance acceptable to LaSalle; and

                           (ix) LaSalle and Borrower  shall have entered into an
amendment to this Agreement modifying the covenants contained in paragraph 14(m) in a manner acceptable to LaSalle; and

                           (x) LaSalle shall have approved the  Acquisition  and
all aspects related thereto.

         4. LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement, and the Other Agreements, during the Original Term or any Renewal Term, LaSalle shall, absent the existence of an Event of Default, from time to time cause the issuance of and co-sign for, upon Borrower's request, Letters of Credit, provided that the aggregate undrawn amount of all such Letters of Credit shall at no time exceed Four Million Dollars ($4,000,000.00), and provided further that no Letter of Credit shall have an expiry date (i) more than 365 days from the date of issuance or (ii) beyond five (5) days prior to the expiration of the Original Term or the Renewal Term, as the case may be. Borrower's contingent reimbursement obligation in respect of the Letters of Credit shall automatically reduce the amount which Borrower may borrow based upon (A) the Revolving Loan Commitment, by one hundred percent (100%) of all of the Letter of Credit Obligations and (B) the Borrowing Base, by one hundred percent (100%) of the Letter of Credit Obligations for each stand-by Letter of Credit and forty-five percent (45%) of the Letter of Credit Obligations for each documentary Letter of Credit. Any payment made by LaSalle to any Person on account of any Letter of Credit shall constitute a Revolving Loan hereunder. At no time shall the aggregate sum of direct Revolving Loans by LaSalle to Borrower plus the contingent liability of LaSalle under the outstanding Letters of Credit be in excess of the Revolving Loan Commitment, and at no time shall the aggregate sum of direct Revolving Loans by LaSalle to Borrower plus one hundred percent (100%) of the contingent liability of LaSalle under the outstanding stand-by Letters of Credit plus forty-five percent (45%) of the contingent liability of LaSalle under the outstanding documentary Letters of Credit be in excess of the Borrowing Base.

         5. INTEREST, FEES AND CHARGES.

                  (a) Rates of Interest. Interest accrued on the Revolving Loans, Term Loan A and Term Loan B shall be due on the earliest of (i) the first day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (ii) the occurrence of an Event of Default in consequence of which LaSalle elects to accelerate the maturity and payment of the Obligations, or (iii) termination of this Agreement pursuant to paragraph 12 hereof. Except as otherwise provided in paragraph 5(c) hereof, interest shall accrue on: (1) the principal amount of the Revolving Loans made to Borrower outstanding at the end of each day at a fluctuating rate per annum equal to one percent (1%) above the Prime Rate; (2) the unpaid principal balance of Term Loan A made to Borrower outstanding at the end of each day at a fluctuating rate per annum equal to one and one-quarter per cent (1.25%) above the Prime Rate; and (3) the unpaid principal balance of Term Loan B made to the Borrower outstanding at the end of each day at a fluctuating rate per annum equal to two percent (2.0%) above the Prime Rate. The rate of interest payable on the Loans shall increase or decrease by an amount equal to any increase or decrease in the Prime Rate, effective as of the opening of business on the day that any such change in the Prime Rate occurs. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Loans shall bear interest on demand at a rate per annum equal to the rate of interest then in effect plus two percent (2%).

                  (b) Computation of Interest and Fees. Interest and collection charges hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year consisting of three hundred and sixty (360) days.

                  (c) Maximum Interest. It is the intent of the parties that the rate of interest and the other charges to Borrower under this Agreement shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which LaSalle may lawfully charge Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrower.

                  (d) Letter of Credit Fees. Borrower shall remit to LaSalle a Letter of Credit fee equal to two percent (2.0%) per annum on the aggregate undrawn face amount of all outstanding Letters of Credit issued for the account of Borrower, which fee shall be payable monthly in arrears on each day that interest is payable hereunder. Borrower shall also pay on demand the normal and customary administrative charges for issuance, amendment, negotiation, renewal or extension of any Letter of Credit imposed by the bank issuing such Letter of Credit. Upon the occurrence and during the continuance of an Event of Default, all Letter of Credit fees shall be payable on demand at a rate equal to four percent (4.0%) per annum on the aggregate undrawn face amount thereof.

                  (e) Closing Fee. Borrower shall pay to LaSalle: (i) a closing fee, payable on or before the Closing Date, in an amount equal to Seventy-One Thousand Three Hundred Seventy-Five Dollars ($71,375.00); and (ii) an additional closing fee, payable on the date of the Acquisition, in an amount equal to Seventy-One Thousand Three Hundred Seventy-Five Dollars ($71,375.00). No part of the closing fee shall be applied to costs or expenses incurred by LaSalle in connection with the Loans.

                  (f) Unused Line Fee. Borrower shall pay to LaSalle at the end of each month, in arrears, an Unused Line Fee equal to one-half of one percent (0.5%) per annum on the daily average amount by which the Revolving Loan Commitment exceeds the sum of (i) the outstanding principal balance of the Revolving Loans and (ii) the outstanding Letter of Credit Obligations. The Unused Line Fee shall accrue from the Closing Date until the last day of the Original Term, and if applicable, from the first day to the last day of each Renewal Term.

                  (g) Examination and Appraisal Fees. In addition to the costs and expenses described in paragraph 13(n) hereof, Borrower shall pay to LaSalle an examination fee of $600.00 per auditor-day for each examination performed by or at LaSalle's direction of Borrower's books and records and Collateral and such other matters as LaSalle shall deem appropriate in its commercially reasonable judgment, each such fee to be paid upon the completion of each such examination.

                  (h) Capital Adequacy Charge. If LaSalle shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof, or compliance by LaSalle with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority enacted after the Closing Date, does or shall have the effect of reducing the rate of return on LaSalle's capital as a consequence of its obligations hereunder to a level below that which LaSalle could have achieved but for such adoption, change or compliance (taking into consideration LaSalle's policies with respect to capital adequacy) by a material amount, then from time to time, after submission by LaSalle to Borrower of a written demand therefor ("Capital Adequacy Demand") together with the certificate described below, Borrower shall pay to LaSalle such additional amount or amounts ("Capital
Adequacy Charge") as will compensate LaSalle for such reduction, such Capital Adequacy Demand to be made with reasonable promptness following such determination. A certificate of LaSalle claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such reduction, the amount of the Capital Adequacy Charge to be paid to LaSalle, and the method by which such amount was determined. In determining such amount, LaSalle may use any reasonable averaging and attribution method, applied on a non-discriminatory basis.

         6. LOAN ADMINISTRATION.

                  (a) Revolving Loan Requests. A request for a Revolving Loan shall be made or shall be deemed to be made, each in the following manner: (i) Borrower shall give LaSalle same day notice, no later than 10:30 A.M. (Chicago time) of such day, of its intention to borrow a Revolving Loan, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date, provided, however, that no such request may be made at a time when there exists a Default or an Event of Default; and (ii) the coming due of any amount required to be paid under this Agreement or any Note, whether on account of interest or for any other Obligation, shall be deemed irrevocably to be a request for a Revolving Loan on the due date thereof in the amount required to pay such interest or other Obligation. As an accommodation to Borrower, LaSalle may permit telephone requests for Revolving Loans and electronic transmittal of instructions, authorizations, agreements or reports to LaSalle by Borrower. Unless Borrower specifically directs LaSalle in writing not to accept or act upon telephonic or electronic communications from Borrower, LaSalle shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of LaSalle's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to LaSalle by Borrower and LaSalle shall have no duty to verify the origin of any such communication or the authority of the Person sending it. Each notice of borrowing shall be irrevocable by and binding on Borrower.

                  (b) Disbursement. Borrower hereby irrevocably authorizes LaSalle to disburse the proceeds of each Revolving Loan requested by Borrower, or deemed to be requested by Borrower, as follows: (i) the proceeds of each Revolving Loan requested under paragraph 6(a)(i) shall be disbursed by LaSalle in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by depositing the sums to be advanced into Borrower's operating account with LaSalle National Bank or by wire transfer to such bank account as may be agreed upon by Borrower and LaSalle from time to time, or elsewhere if pursuant to a written direction from Borrower; and (ii) the proceeds of each Revolving Loan requested under paragraph 6(a)(ii) shall be disbursed by LaSalle by way of direct payment of the relevant interest or other Obligation.

         7. GRANT OF SECURITY INTEREST TO LASALLE.

                  As security for the payment of the Loans now or in the future made by LaSalle to Borrower hereunder and for the payment or other satisfaction of all other Obligations, Borrower hereby assigns to LaSalle and grants to LaSalle a continuing security interest in the following property of Borrower, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located: (i) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by Borrower has given rise to Accounts and have been returned to or repossessed or stopped in transit by Borrower; (ii) all Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, tradenames, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, security interests, security deposits and any rights to indemnification); (iii) all Inventory; (iv) all Goods (other than Inventory) including, without limitation, Equipment, and fixtures;
(v) all deposits and cash and any other property of Borrower now or hereafter in the possession, custody or control of LaSalle or any agent or any parent, affiliate or subsidiary of LaSalle or any participant with LaSalle in the Loans for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); (vi) all Investment Property; and (vii) all additions and accessions to, substitutions for, and replacements, products and proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of Borrower's books and records relating to any of the foregoing and to Borrower's business. Notwithstanding the foregoing provisions of this paragraph 7, such grant of a security interest shall not extend to, and the term "Collateral" shall not include, any licenses which are now or hereafter held by the BORROWER as licensee, to the extent that (i) such licenses are not assignable or capable of being encumbered as a matter of law or under the terms of the license applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor thereof and (ii) such consent has not been obtained; provided, however, that the foregoing grant of security interest shall extend to, and the term Collateral shall include, (A) any and all proceeds of such licenses to the extent that the assignment or encumbering of such proceeds is not so restricted and (B) upon any such licensor's consent with respect to any such otherwise excluded license being obtained, thereafter such licenses as well as any and all proceeds thereof that might theretofore have been excluded from such grant of a security interest and the term Collateral.

         8. PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN. Borrower shall, at LaSalle's request, at any time and from time to time, execute and deliver to LaSalle such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed reasonably necessary or desirable by LaSalle) and do such other acts and things as LaSalle may deem necessary or desirable in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of LaSalle (free and clear of all other liens, claims and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Obligations, and in order to facilitate the collection of the Collateral. Borrower irrevocably hereby makes, constitutes and appoints LaSalle (and all Persons designated by LaSalle for that purpose) as Borrower's true and lawful attorney and agent-in-fact to execute such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect LaSalle's security interest in the Collateral. Borrower further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.

         9. POSSESSION OF COLLATERAL AND RELATED MATTERS. Until an Event of Default has occurred, Borrower shall have the right, except as otherwise provided in this Agreement, in the ordinary course of Borrower's business, to
(a) sell, lease or furnish under contracts of service any of Borrower's Inventory normally held by Borrower for any such purpose, and (b) use and consume any raw materials, work in process or other materials normally held by Borrower for such purpose, provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by Borrower.

         10. COLLECTIONS.

                  (a) Borrower shall direct all of its Account Debtors to make all payments on the Accounts directly to a post office box ("Lock Box") with LaSalle National Bank in the name and under exclusive control of, LaSalle. Borrower shall establish an account ("Blocked Account") in LaSalle's name for the benefit of Borrower with LaSalle National Bank, into which all payments received in the Lock Box shall be deposited, and into which Borrower will immediately deposit all payments made for Inventory or services sold or rendered by Borrower and received by Borrower in the identical form in which such payments were made, whether by cash or check. If Borrower, any Affiliate or Subsidiary of Borrower, or any shareholder, officer, director, employee or agent of Borrower or any Affiliate or Subsidiary, or any other Person acting for or in concert with Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as proceeds of Accounts, Inventory or other Collateral, Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, LaSalle and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Blocked Account. Borrower agrees that all payments made to the Blocked Account established by Borrower or otherwise received by LaSalle, whether in respect of the Accounts of Borrower or as proceeds of Inventory of the Borrower or otherwise, will be applied on account of the Obligations of Borrower in accordance with the terms of this Agreement. Borrower agrees to pay all reasonable fees, costs and expenses which Borrower incurs in connection with opening and maintaining a Lock Box and Blocked Account. All of such fees, costs and expenses which remain unpaid by Borrower pursuant to any Lock Box or Blocked Account Agreement with Borrower, to the extent same shall have been paid by LaSalle hereunder, shall constitute Revolving Loans hereunder, shall be payable to LaSalle by Borrower upon demand, shall bear interest at the highest rate then applicable to Revolving Loans hereunder.  All  checks,  drafts,  instruments  and other  items of  payment  or proceeds of Collateral delivered to LaSalle in kind shall be endorsed by Borrower to LaSalle, and, if that endorsement of any such item shall not be made for any reason, LaSalle is hereby irrevocably authorized to endorse the same on Borrower's behalf. For the purpose of this paragraph, Borrower irrevocably hereby makes, constitutes and appoints LaSalle (and all Persons designated by LaSalle for that purpose) as Borrower's true and lawful attorney and agent-in-fact (i) to endorse Borrower's name upon said items of payment and/or proceeds of Collateral of Borrower and upon any Chattel Paper, document, instrument, invoice or similar document or agreement relating to any Account of Borrower or goods pertaining thereto; (ii) to take control in any manner of any item of payment or proceeds thereof; (iii) to have access to any lock box or postal box into which any of Borrower's mail is deposited; and (iv) open and process all mail addressed to Borrower and deposited therein, provided, however, that LaSalle shall not exercise any such powers described in clauses (i), (ii) and (iv) unless and until an Event of Default has occurred.

                  (b) LaSalle may, at any time and from time to time after the occurrence of an Event of Default, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Obligations, (i) enforce collection of any of Borrower's Accounts or contract rights by suit or otherwise; (ii) exercise all of Borrower's rights and remedies with respect to proceedings brought to collect any Accounts; (iii) surrender, release or exchange all or any part of any Accounts of Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of Borrower upon such terms, for such amount and at such time or times as LaSalle deems advisable; (v) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against any Account Debtor indebted on an Account of Borrower; and (vi) do all other acts and things which are necessary, in LaSalle's sole discretion, to fulfill Borrower's obligations under this Agreement and to allow LaSalle to collect the Accounts. In addition to any other provision hereof, LaSalle may at any time on or after the occurrence of an Event of Default, at Borrower's expense, notify any parties obligated on any of the Accounts of Borrower to make payment directly to LaSalle of any amounts due or to become due thereunder.

                  (c) LaSalle shall, within two (2) Business Days after receipt by LaSalle at its office in Chicago, Illinois of cash or other immediately available funds from collections of items of payment and proceeds of any Collateral, apply the whole or any part of such collections or proceeds against the Obligations in such order as LaSalle shall determine in its sole discretion.

                  (d) In its sole credit judgment, without waiving or releasing any obligation, liability or duty of Borrower under this Agreement or the Other Agreements or any Event of Default, at any time or times hereafter, LaSalle may (but shall not be obligated to) pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral. All sums paid by LaSalle in respect thereof and all reasonable costs, fees and expenses (including without limitation reasonable attorney fees, all court costs and all other charges relating thereto) incurred by LaSalle shall constitute Revolving Loans, payable by Borrower to LaSalle on demand and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder.

                  (e) Immediately upon Borrower's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document including, without limitation, any Chattel Paper, Borrower shall deliver the original thereof to LaSalle together with an appropriate endorsement or other specific evidence of assignment thereof to LaSalle (in form and substance acceptable to LaSalle). If an endorsement or assignment of any such items shall not be made for any reason, LaSalle is hereby irrevocably authorized, as Borrower's attorney and agent-in-fact, to endorse or assign the same on Borrower's behalf.

         11. SCHEDULES AND REPORTS. Borrower shall furnish or cause to be furnished to LaSalle the following:

                  (a) Borrower shall provide LaSalle with an executed daily loan report and certificate in LaSalle's then current form on each day on which Borrower requests a Revolving Loan, and in any event at least one each week, which shall be accompanied by copies of Borrower's sales journal, cash receipts journal and credit memo journal for the relevant period. Such report shall reflect the activity of Borrower with respect to Accounts for the immediately preceding week, and shall be in a form and with such specificity as is satisfactory to LaSalle and shall contain such additional information as LaSalle may reasonably require concerning Accounts and Inventory included, described or referred to in such report and any other documents in connection therewith requested by LaSalle, including, without limitation, but only if specifically requested by LaSalle, copies of all invoices prepared in connection with such Accounts.

                  (b) Within sixty (60) days after the Closing Date, Borrower shall deliver to LaSalle a balance sheet and income statement of the Borrower for the fiscal year ending immediately prior to the Closing Date audited by independent certified public accountants of recognized national standing. In addition, within sixty (60) days after the date of the closing of the Acquisition (i) the Borrower shall deliver to LaSalle a balance sheet of the Borrower as of the day immediately following the closing of the Acquisition, which balance sheet shall reflect the adjustments made from the fiscal year end balance sheet referred to in the immediately preceding sentence and be certified by the Chief

Financial Officer of the Borrower; and (ii) Guarantor shall deliver to LaSalle a balance sheet of the Guarantor as of the day immediately following the Closing Date which balance sheet shall be certified by an officer of the Guarantor in a form acceptable to the Lender.

                  (c) As soon as practicable and in any event within twenty-five
(25) days following the end of each calendar month, (i) statements of income and statements of cash flow of Borrower for each such month and for the period from beginning of the then current fiscal year of Borrower to the end of such month, and (ii) balance sheets of Borrower as of the end of such month, such statements of income and balance sheets to include, in comparative form, figures for the corresponding periods in the preceding fiscal year of Borrower, all in reasonable detail and certified by the chief financial officer of Borrower that such statements fairly present the financial condition of Borrower in accordance with GAAP, subject to changes resulting from normal year-end adjustments and the absence of footnotes, together with detailed computations of Borrower's compliance with the covenants set forth in this Agreement.

                  (d) As soon as practicable and in any event within thirty (30) days following the end of each fiscal quarter, (i) statements of income and statements of cash flow of Guarantor for each such quarter and for the period from beginning of the then current fiscal year of Guarantor to the end of such quarter, and (ii) balance sheets of Guarantor as of the end of such quarter, such statements of income and balance sheets to include, in comparative form, figures for the corresponding periods in the preceding fiscal year of Guarantor, all in reasonable detail and certified by the chief financial officer of Guarantor that such statements fairly present the financial condition of Guarantor in accordance with GAAP, subject to changes resulting from normal year-end adjustments and the absence of footnotes.

                  (e) In addition to any other reports: (i) as soon as practicable and in any event within ten (10) days after the end of each month
(A) a detailed aged trial balance of Borrower's accounts, in form and substance satisfactory to LaSalle in its sole discretion, and (B) a summary and detail of accounts payable (such Accounts and accounts payable divided into such time intervals as LaSalle may require in its sole discretion), including a listing of any held checks; (ii) as soon as practicable and in any event within ten (10) days after the end of each month, the general ledger inventory account balance, a physical inventory report and LaSalle's standard form of Inventory report then in effect, for Borrower by each category of Inventory, together with a description of the monthly change in each category of Inventory; (iii) within five (5) days after a request by LaSalle, but in any event within ten (10) days after the end of each March and September, an updated list of all Account Debtors of Borrower, which list shall include names and addresses; and (iv) until such time as the Borrower delivers to LaSalle a landlord's waiver in a form acceptable to LaSalle executed by D&D Development Co., within fifteen (15) days after the end of each month, evidence in a form acceptable to LaSalle that the Borrower has paid all rent for the preceding month for the property known as 9319 North 94th Way, Scottsdale, Arizona.

                  (f) As soon as practicable and in any event within ninety (90) days after the end of each fiscal year of Borrower, (i) statements of income of Borrower for such fiscal year, (ii) a balance sheet of Borrower as of the end of such fiscal year, and (iii) statements of cash flow of Borrower for such fiscal year, all setting forth in comparative form, corresponding figures for the period covered by the preceding annual audit and as of the end of the preceding fiscal year, such statements to be presented in accordance with Borrower's normal method of accounting for Inventory and (if Borrower uses the LIFO method) disclosing all LIFO reserves, all in reasonable detail and in scope in accordance with audits performed for Borrower in prior years and examined and certified by independent certified public accountants of recognized national standing selected by Borrower and satisfactory to LaSalle, whose opinion shall be unqualified and shall be in scope in accordance with audits performed for Borrower in prior years, in form and substance satisfactory to LaSalle.

                  (g) As soon as practicable and in any event within ninety (90) days after the end of each fiscal year of Guarantor, (i) statements of income of Guarantor for such fiscal year, (ii) a balance sheet of Guarantor as of the end of such fiscal year, and (iii) statements of cash flow of Guarantor for such fiscal year, all setting forth in comparative form, corresponding figures for the period covered by the preceding annual audit and as of the end of the preceding fiscal year, all in reasonable detail and in scope in accordance with audits performed for Guarantor in prior years and examined and certified by independent certified public accountants of recognized national standing selected by Guarantor and satisfactory to LaSalle, whose opinion shall be unqualified and shall be in scope in accordance with audits performed for Guarantor in prior years, in form and substance satisfactory to LaSalle.

                  (h) As soon as practicable and in any event prior to the beginning of each fiscal year of Borrower, projected balance sheets, statements of income and cash flow for Borrower, for each of the twelve (12) months during such fiscal year, which shall include the assumptions used therein, together with appropriate supporting details as requested by LaSalle.

                  (i) As soon as practicable and in any event within ten (10) days of delivery to Borrower, a copy of any letter issued by Borrower's independent public accountants or other management consultants with respect to Borrower's financial or accounting systems or controls, including all so-called "management letters".

                  (j) In conjunction with the delivery of the annual presentation of projections or budgets referred to in paragraph 11(h) above, a letter signed by the President or a Vice President of Borrower and by the Treasurer or Chief Financial Officer of Borrower, describing, comparing and analyzing, in detail, all changes and developments between the anticipated financial results included in such projections or budgets and the historical financial statements of Borrower.

                  (k)  With  reasonable  promptness,   such  other  business  or
financial data, reports, appraisals and projections as LaSalle may reasonably request.

                  (l) All financial statements delivered to LaSalle pursuant to the requirements of this paragraph (except where otherwise expressly indicated) shall be prepared in accordance with GAAP as provided in this Agreement. Together with each delivery of financial statements required by paragraphs 11(c) and 11(f) above, Borrower shall deliver to LaSalle an officer's certificate in the form attached hereto as Exhibit B, which shall include a calculation of financial covenants in the schedule attached to such officer's certificate in form satisfactory to LaSalle. Together with each delivery of annual financial statements required by paragraph 11(f) Borrower shall deliver to LaSalle a certificate of the accountants who performed the audit in connection with such statements stating that in making the audit necessary to the issuance of a report on such financial statements, they have obtained no knowledge of any event or circumstance which is or which with the passage of time, the giving of notice, or both would constitute an Event of Default, or, if such accountants have obtained knowledge of such an event or circumstance, specifying the nature and period of existence thereof.

         12. TERMINATION.

                  (a) This Agreement shall be in effect from the date hereof until that date which is exactly three (3) years after the Closing Date ("Original Term") and shall automatically renew itself from year to year thereafter (each such one year renewal being referred to herein as a "Renewal Term") unless (i) the due date of the Obligations is accelerated pursuant to paragraph 17 hereof; or (ii) Borrower elects or LaSalle elects to terminate this Agreement at the end of the Original Term or at the end of any Renewal Term by giving the other party written notice of such election at least ninety (90) days prior to the end of the Original Term or the then current Renewal Term, in which case Borrower shall pay all of the Obligations in full on the last day of such term. If one or more of the events specified in clauses (i) or (ii) occurs, this Agreement shall terminate on the date thereafter that the Obligations are paid in full, provided, however, that the security interests and liens created under this Agreement and the Other Agreements shall survive such termination until the date upon which payment and satisfaction in full of the Obligations shall have occurred. If Borrower obtains new financing from another lender in order to repay all of the Obligations, Borrower shall deliver such lender's indemnification of LaSalle, in form and substance satisfactory to LaSalle, for checks which LaSalle has credited to Borrower's account, but which subsequently are dishonored for any reason.

                  (b) If, during the term of this Agreement, Borrower prepays all of the Revolving Loans and/or the Term Loans, and in connection therewith, Borrower either (i) permits any security agreement, financing statement or analogous instrument to be executed or filed with respect to the Collateral for the benefit of someone other than LaSalle (other than in connection with a Permitted Lien), or (ii) creates, incurs or assumes any liability for borrowed money (except for borrowings from LaSalle and borrowings permitted pursuant to paragraph 14(h) hereof), owing by Borrower, such prepayment shall constitute a termination of the Revolving Loans and/or the Term Loans, as the case may be, and Borrower agrees to pay to LaSalle, as a prepayment fee, in addition to the payment of all other Obligations owing by Borrower, an amount equal to: (i) three percent (3%) of the Revolving Loan Commitment if the Revolving Loans are terminated during the first year of the Original Term; (ii) two percent (2%) of the Revolving Loan Commitment if the Revolving Loans are terminated during the second year of the Original Term; (iii) one percent (1%) of the Revolving Loan Commitment if the Revolving Loans are terminated during the third year of the Original Term or during any Renewal Term, (iv) three percent (3%) of the amount of the Term Loans prepaid if the Term Loans are prepaid during the first year of the Original Term, (v) two percent (2%) of the amount of the Term Loans prepaid if the Term Loans are prepaid during the second year of the Original Term, and
(vi) one percent (1%) of the amount of the Term Loans prepaid if the Term Loans are prepaid during the third year of the Original Term or during any Renewal Term, except if terminated or prepaid at the end of the Original Term or any Renewal Term, pursuant to the terms set forth herein, or if such prepayment is the result of LaSalle's election to terminate the Loan Agreement for any reason other than Borrower's default hereunder.

         13. REPRESENTATIONS AND WARRANTIES. Borrower hereby makes the following representations, warranties and covenants:

                  (a) the financial statements delivered or to be delivered by Borrower to LaSalle at or prior to the date of this Agreement and at all times subsequent thereto accurately reflect the financial condition of Borrower, and since the date of the Borrower's financial statements delivered to LaSalle most recently prior to the date of this Agreement, no event or condition has occurred which has had, or is reasonably likely to have, a Material Adverse Effect;

                  (b) the office where Borrower keeps its books, records and accounts (or copies thereof) concerning the Collateral, Borrower's principal place of business and all of Borrower's other places of business, locations of Collateral and post office boxes are as set forth in Schedule 13(b) attached hereto; Borrower shall promptly (but in no event less than ten (10) days prior thereto) advise LaSalle in writing of the proposed opening of any new place of business, the closing of any existing place of business, any change in the location of Borrower's books, records and accounts

(or copies thereof) or the opening or closing of any post office box of Borrower;

                  (c) the Collateral, including without limitation the Equipment (except any part thereof which prior to the date of this Agreement Borrower shall have advised LaSalle in writing consists of Collateral normally used in more than one state) is and shall be kept, or, in the case of vehicles, based, only at the addresses set forth on Schedule 13(c) attached hereto, and at other locations within the continental United States of which LaSalle has been advised by Borrower in writing;

                  (d) Borrower shall immediately give written notice to LaSalle of any use of any Goods in any state other than a state in which Borrower has previously advised LaSalle Goods shall be used, and Goods shall not, unless LaSalle shall otherwise consent in writing, be used outside of the continental United States;

                  (e) no security agreement, financing statement or analogous instrument exists or shall exist with respect to any of the Collateral other than any security agreement, financing statement or analogous instrument evidencing Permitted Liens;

                  (f) each Account or item of Inventory which Borrower shall, expressly or by implication, request LaSalle to classify as an Eligible Account or as Eligible Inventory, respectively, shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the respective definitions of Eligible Account and Eligible Inventory and as otherwise established by LaSalle from time to time, and Borrower shall promptly notify LaSalle in writing if any such Eligible Account or Eligible Inventory shall subsequently become ineligible;

                  (g) Borrower is and shall at all times during the Original Term or any Renewal Term be the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by Borrower, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens;

                  (h) Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements and perform its obligations hereunder and thereunder; Borrower's execution, delivery and performance of this Agreement and the Other Agreements does not and shall not conflict with the provisions of any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on Borrower, and Borrower's execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any lien or other encumbrance upon any of Borrower's property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which Borrower or any of its property may be bound or affected;

                  (i) there are no actions or proceedings which are pending or, to the best of Borrower's knowledge, threatened against Borrower which are reasonably likely to have a Material Adverse Effect and Borrower shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to LaSalle;

                  (j) To the best of the Borrower's knowledge, Borrower has obtained all licenses, authorizations, approvals and permits, the lack of which would have a material adverse effect on the operation of its business, and to the best of Borrower's knowledge, Borrower is and shall remain in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, employee retirement and welfare benefits, employee health and safety or environmental matters), the failure to comply with which would have a Material Adverse Effect;

                  (k) all written information now, heretofore or hereafter furnished by Borrower to LaSalle is and shall be true and correct in all material respects as of the date with respect to which such information was or is furnished (except for financial projections, which have been prepared in good faith based upon reasonable assumptions);

                  (l) Borrower is not conducting, permitting or suffering to be conducted, nor shall it conduct, permit or suffer to be conducted, any activities pursuant to or in connection with which any of the Collateral is now, or will (while any Obligations remain outstanding) be owned by any Affiliate;

                  (m) To the best of the Borrower's  knowledge,  during the five
(5) years prior to this Agreement, Borrower's name has always been as set forth on the first page of this Agreement and Borrower has used no tradenames or division names in the operation of its business, except as otherwise disclosed in writing to LaSalle; Borrower shall notify LaSalle in writing within ten (10) days of the change of its name or the use of any tradenames or division names not previously disclosed to LaSalle in writing;

                  (n) with respect to Borrower's Equipment: (i) Borrower has good and indefeasible and merchantable title to and ownership of all Equipment, including, without limitation, the Equipment described or listed on the appraisal schedule of Equipment prepared by Daley Hodkin and dated June 1996 delivered to LaSalle prior to the date of this Agreement; (ii) Borrower shall keep and maintain the Equipment in good operating condition and repair and shall make all reasonable necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be preserved and maintained, ordinary wear and tear excepted;

(iii) Borrower shall not permit any such items to become a fixture to real estate or an accession to other personal property unless LaSalle will have a perfected first priority lien in such fixture or accession; (iv) from time to time Borrower may sell, exchange or otherwise dispose of obsolete, unused or worn out Equipment, but only to the extent the fair market value in the aggregate, of all such Equipment sold or otherwise disposed of by the Borrower during any twelve-month period is less than Ninety Thousand Dollars ($90,000.00) and the fair market value of any such Equipment sold or otherwise disposed of in any single transaction is less than Thirty Thousand Dollars ($30,000.00); and
(v) Borrower, immediately on demand by LaSalle, shall deliver to LaSalle any and all evidence of ownership of, including, without limitation, certificates of title and applications of title to, any of the Equipment;

                  (o) this Agreement and the Other Agreements to which Borrower is a party are the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally;

                  (p) Borrower is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder;

                  (q) Borrower is not now obligated, whether directly or indirectly, for any loans or other indebtedness for borrowed money other than
(i) the Obligations, (ii) indebtedness disclosed to LaSalle on Schedule 13(q) attached hereto, (iii) unsecured indebtedness to trade creditors arising in the ordinary course of Borrower's business, (iv) the Subordinated Debt, and (v) unsecured indebtedness arising from the endorsement of drafts and other instruments for collection, in the ordinary course of Borrower's business.

                  (r) Borrower does not own any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time;

                  (s) except as otherwise disclosed on Schedule 13(s) attached hereto, Borrower has no Parents, Subsidiaries or divisions, nor is Borrower engaged in any joint venture or partnership with any other Person;

                  (t) Borrower is duly organized and in good standing in its state of organization and Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary, except for such other states in which the failure to so qualify would not have a Material Adverse Effect;

                  (u) Borrower is not in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does Borrower know of any dispute regarding any contract, lease or commitment which is material to the continued financial success and well-being of Borrower;

                  (v) There are no controversies pending or, to the best of the Borrower's knowledge, threatened between Borrower and any of its employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material to the continued financial success and well-being of Borrower, and to the best of the Borrower's knowledge, Borrower is in compliance in all material respects with all federal and state laws respecting employment and employment terms, conditions and practices, except where the failure to so comply would not have a Material Adverse Effect;

                  (w) Borrower possesses, and shall continue to possess, adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and tradenames to continue to conduct its business as heretofore conducted by it; and

                  (x) The Merger Agreement has been executed and delivered by each party thereto, and the terms and conditions of the Merger Agreement constitute the valid and binding obligations of each party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally.

Borrower represents, warrants and covenants to LaSalle that all representations, warranties and covenants of Borrower contained in this Agreement (whether appearing in paragraphs 13 or 14 hereof or elsewhere) shall be true at the time of Borrower's execution of this Agreement, shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto, shall remain true until the repayment in full of all of the Obligations and termination of this Agreement, and shall be remade by Borrower at the time each Revolving Loan is made and each Letter of Credit is issued pursuant to this Agreement.

         14. COVENANTS. Until payment or satisfaction in full of all Obligations and termination of this Agreement, unless Borrower obtains LaSalle's prior written consent waiving or modifying any of Borrower's covenants hereunder in any specific instance, Borrower agrees as follows:

                  (a) Borrower shall at all times keep accurate and complete books, records and accounts with respect to all of Borrower's business activities, in accordance with sound accounting practices and GAAP, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on Schedule 13(b) attached hereto;

                  (b) LaSalle, or any Persons designated by it, shall have the right, at any time, in the exercise of its commercially reasonable credit judgment, to call at Borrower's places of business at any reasonable times, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to Borrower's business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning Borrower's business as LaSalle may consider reasonable under the circumstances, provided that so long as there exists no Default or Event of Default, the periodic filed examinations to be conducted at Borrower's expense of Borrower and its financial records will not be conducted more often than quarterly. Borrower shall furnish to LaSalle such information relevant to LaSalle's rights under this Agreement as LaSalle shall at any time and from time to time reasonably request. Borrower authorizes LaSalle to discuss the affairs, finances and business of Borrower with any officers or directors of Borrower or any Affiliate, or with those employees of Borrower with whom LaSalle has determined in its commercially reasonable judgment to be necessary or desirable to converse, and to discuss the financial condition of Borrower with Borrower's independent public accountants. Any such discussions shall be without liability to LaSalle or to such accountants. Borrower shall pay to or reimburse LaSalle for all reasonable fees, costs, and out-of-pocket expenses incurred by LaSalle in the exercise of its rights hereunder (in addition to the fees payable by Borrower pursuant to paragraph 5(g) hereof in connection with LaSalle's examination of Borrower's books and records and Collateral) and all of such costs, fees and expenses shall constitute Revolving Loans hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder;

                  (c) (i) Borrower shall: keep the Collateral properly housed and shall keep the Collateral insured against such risks and in such amounts as are customarily insured against by Persons engaged in businesses similar to that of Borrower with such companies, in such amounts and under policies in such form as shall be reasonably satisfactory to LaSalle. Originals or certified copies of such policies of insurance have been or shall be delivered to LaSalle within fifteen (15) days after the Closing Date, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance acceptable to LaSalle, showing loss under such insurance policies payable to LaSalle. Such endorsement, or an independent instrument furnished to LaSalle, shall provide that the insurance company shall give LaSalle at least thirty (30) days written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of Borrower or any other Person shall affect the right of LaSalle to recover under such policy of insurance in case of loss or damage. Subject to the terms of the Intercreditor Agreement, Borrower hereby directs all insurers under such policies of insurance to pay all proceeds payable thereunder directly to LaSalle. Borrower irrevocably makes, constitutes and appoints LaSalle (and all officers, employees or agents designated by LaSalle) as Borrower's true and lawful attorney (and agent-in- fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance, provided, however, that LaSalle shall exercise such rights only upon the occurrence of an Event of Default. Subject to the terms of the Intercreditor Agreement, the proceeds of any insured loss shall be paid to LaSalle and shall be applied by LaSalle to the Obligations, in such order of application as determined by LaSalle, unless LaSalle permits the use thereof to repair or replace damaged or destroyed Collateral;

                  (ii) Borrower shall maintain, at its expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of Borrower with such companies and in such amounts, with such deductibles and under policies in such form as shall be reasonably satisfactory to LaSalle and originals or certified copies of such policies have been or shall be delivered to LaSalle within fifteen (15) days after the Closing Date, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing LaSalle as additional insured thereunder and providing that the insurance company shall give LaSalle at least thirty (30) days written notice before any such policy shall be altered or canceled;

                  (iii) Borrower shall maintain, at its expense, such business interruption insurance as is customary for Persons engaged in businesses similar to that of Borrower with such companies and in such amounts, with such deductibles and under policies in such form as shall be reasonably satisfactory to LaSalle and originals or certified copies of such policies (or binders evidencing the existence of coverage in compliance with this paragraph) have been or shall be delivered to LaSalle on or before the Closing Date, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing LaSalle as additional insured and loss payee thereunder and providing that the insurance company shall give LaSalle at least thirty (30) days written notice before any such policy shall be altered or canceled; each such policy shall be assigned to LaSalle pursuant to LaSalle's standard form of assignment; and

                  (iv) If Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then LaSalle, without waiving or releasing any obligation or default by Borrower hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as LaSalle deems advisable. All sums disbursed by LaSalle in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys' fees, shall constitute Revolving Loans hereunder and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder;

                  (d)  Borrower  shall  not  use  the  Collateral,  or any  part thereof, in any unlawful business or for any unlawful purpose or use or maintain any of the Collateral in any manner that does or could result in material damage to the environment or a violation of any applicable environmental laws, rules or regulations; Borrower shall keep the Collateral in good condition, repair and order, ordinary wear and tear excepted; Borrower shall not permit the Collateral, or any part thereof, to be levied upon under execution, attachment, distraint or other legal process; Borrower shall not sell, lease, grant a security interest in or otherwise dispose of any of the Collateral except as expressly permitted by this Agreement; and Borrower shall not secrete or abandon any of the Collateral, or remove or permit removal of any of the Collateral from any of the locations listed on Schedule 13(c) attached hereto or in any written notice to LaSalle pursuant to paragraph 13(c) hereof, except for the removal of Inventory sold in the ordinary course of Borrower's business as permitted herein;

                  (e) all monies and other property obtained by Borrower from LaSalle pursuant to this Agreement will be used only (i) to refinance Borrower's existing indebtedness owed to institutional lenders, and (ii) for Borrower's working capital needs;

                  (f) Borrower shall, at the request of LaSalle, indicate on its records concerning the Collateral a notation, in form satisfactory to LaSalle, of the security interest of LaSalle hereunder, and Borrower shall not maintain duplicates or copies of such records at any address other than Borrower's principal place of business set forth on the first page of this Agreement;
provided, however, that Borrower, in the ordinary course of its business, may furnish copies of such records to its accountants, attorneys and other agents or advisors as it may determine to be necessary or desirable, in the exercise of its commercially reasonable judgment;

                  (g) Borrower shall file all required tax returns and pay all of its taxes when due, including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that Borrower shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on Borrower's financial statements, (ii) the contesting of any such payment does not give rise to a lien for taxes, (iii) upon the occurrence of an Event of Default, Borrower keeps on deposit with LaSalle (such deposit to be held without interest) an amount of money which, in the sole judgment of LaSalle, is sufficient to pay such taxes and any interest or penalties that may accrue thereon, and (iv) if Borrower fails to prosecute such contest with reasonable diligence, LaSalle may apply the money so deposited in payment of such taxes. If Borrower fails to pay any such taxes and in the absence of any such contest by Borrower, LaSalle may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by LaSalle shall constitute Revolving Loans hereunder, shall be payable by Borrower to LaSalle on demand, and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder;

                  (h) Borrower shall not (i) incur, create, assume or suffer to exist any indebtedness other than (A) indebtedness arising under this Agreement,
(B) unsecured indebtedness owing in the ordinary course of business to trade suppliers, (C) the Cruttenden Loan, (D) the Quadrant Loan, (E) the Subordinated Debt, and (F) indebtedness described on Schedule 13(q) attached hereto; or (ii) assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business;

                  (i) Borrower shall not: (i) except with the prior written consent of LaSalle, enter into any merger or consolidation, issue any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock, redeem or repurchase any of its stock or have more than ten percent (10%) of its stock sold or transferred in any manner; (ii) sell, lease or otherwise dispose of all or substantially all of its assets; (iii) create any new Subsidiary or Affiliate; (iv) sell or enter into any contract or agreement providing for the sale of all or any part of the Collateral, except for the sale of inventory in the ordinary course of Borrower's business; or (v) permit the Collateral to be encumbered or charged with a lien or security interest of any kind or nature, whether voluntary or involuntary, other than: (A) Permitted Liens; (B) liens securing the Cruttenden Loan provided Cruttenden executes and delivers to LaSalle an Intercreditor Agreement in a form acceptable to LaSalle; and (C) liens securing obligations of the Guarantor to the Seller under the Seller Debt provided the Seller executes and delivers to LaSalle an Intercreditor Agreement in a form acceptable to LaSalle.

                  (j) Borrower shall not make any advance, loan, investment or material acquisition of assets (other than Capital Expenditures permitted pursuant to paragraph 14(m)(v) below) other than (i) advances made to employees in the ordinary course of business so long as the aggregate amount of such advances do not exceed Fifty Thousand Dollars ($50,000.00) in the aggregate outstanding at any time; (ii) investments in marketable securities so long as the aggregate amount of such investments do not exceed One Hundred Thousand Dollars ($100,000.00) at any time;

(iii) investments in short-term direct obligations of the United States government; (iv) investments in negotiable certificates of deposit issued by a bank satisfactory to LaSalle, payable to the order of Borrower or to bearer, (v) investments in commercial paper rated A-1 or P-1; provided, that with respect to clauses (ii), (iii), (iv), and (v), Borrower shall assign all such investments to LaSalle in form acceptable to LaSalle.

                  (k) Borrower shall not (i) except as permitted pursuant to paragraph 14(r) below, declare or pay any dividend or other distribution (whether in cash or in kind) on, purchase, redeem or retire any shares of any class of its stock, or make any payment on account of, or set apart assets for the repurchase, redemption, defeasance or retirement of, any class of its stock; or (ii) except for prepayments of the Cruttenden Loan or the Quadrant Loan with proceeds from an initial public offering of stock in the Borrower and prepayments on the Subordinated Debt permitted by the Subordination Agreement executed by the Seller and LaSalle, make any optional payment or prepayment on or redemption (including without limitation by making payments to a sinking fund or analogous fund) or repurchase of any indebtedness for borrowed money other than indebtedness pursuant to this Agreement;

                  (l) Borrower shall not amend its organizational documents or change its fiscal year, except for a change to a calendar year fiscal period;

                  (m) Borrower shall maintain and keep in full force and effect each of the financial covenants set forth below. The calculation and determination of each such financial covenant, and all accounting terms contained therein, shall be so calculated and construed in accordance with GAAP, applied on a basis consistent with the financial statements of Borrower delivered on or before the Closing Date:

                           (i) Tangible Net Worth.  Borrower  shall  maintain at
all times a Tangible Net Worth of not less than Five Million Five Hundred Thousand Dollars ($5,500,000.00).

                           (ii) Interest Coverage Ratio.  Borrower shall have as
of each date of  calculation,  a ratio of (A) EBITDA for such fiscal  quarter to
(B) interest expense for such fiscal quarter, of not less than 1.50 to 1.00, calculated quarterly on a cumulative basis for the fiscal quarters of Borrower ending March 31, 1997, June 30, 1997, September 30, and December 31, 1997, and thereafter calculated monthly on a rolling twelve month basis commencing with the month ending January 31, 1998;

                           (iii) Debt Service  Coverage  Ratio.  Borrower  shall
have as of each date of calculation, a Debt Service Coverage Ratio, of not less than 1.25 to 1.00, calculated quarterly on a cumulative basis for the fiscal quarters of Borrower ending March 31, 1997, June 30, 1997, September 30, and December 31, 1997, and thereafter calculated monthly on a rolling twelve month basis commencing with the month ending January 31, 1998;

                           (iv)   Liabilities   to  Tangible  Net  Worth  Ratio.
Borrower shall have at all time a ratio of Liabilities (excluding the Subordinated Debt) to Tangible New Worth of not more than 2.0 to 1.0.

                           (v) Capital  Expenditures.  Borrower  shall not make:
(A) Capital Expenditures of an aggregate amount of more than Five Hundred Thousand Dollars ($500,000.00) during any fiscal year (prorated for the fiscal year ending December 31, 1997); or (B) Capital Expenditures in the form of expenditures for capital lease obligations of an aggregate amount of more than Five Hundred Thousand Dollars ($500,000.00) during any fiscal year (pro-rated for the fiscal year ending December 31, 1997).

                  (n) Borrower shall reimburse LaSalle for all costs and expenses including, without limitation, legal expenses and reasonable attorneys' fees (both in-house and outside counsel), incurred by LaSalle in connection with the documentation and consummation of this transaction and any other transactions between Borrower and LaSalle, including, without limitation, Uniform Commercial Code and other public record searches, lien filings, Federal Express or similar express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs, and in seeking to collect, protect or enforce any rights in or to the Collateral or incurred by LaSalle in seeking to collect any Obligations and to administer and enforce any of LaSalle's rights under this Agreement. Borrower shall also pay all normal service charges with respect to accounts maintained by LaSalle for the benefit of Borrower. All such costs, expenses and charges shall constitute Revolving Loans hereunder, shall be payable by Borrower to LaSalle on demand, and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder;

                  (o) Within thirty (30) calendar days after the Closing Date, Borrower shall transfer all of its primary operating bank accounts to, and shall thereafter maintain such accounts with, LaSalle National Bank;

                  (p) After obtaining the Cruttenden Loan and the Quadrant Loan, Borrower will not modify any of the terms of the Cruttenden Loan or the Quadrant Loan or any of the documents evidencing, securing or otherwise documenting the Cruttenden Loan or the Quadrant Loan without the prior written consent of LaSalle.

                  (q)  Borrower  shall not  guaranty  any  aspect of the  equity
capital   investment  to  be  provided  to  Guarantor  in  connection  with  the acquisition by Guarantor of all of the outstanding stock of Borrower; and

                  (r) Prior to the Acquisition the Borrower may, with respect to any period in which the Borrower is an "S" corporation as defined in Section 1361(a) of the Internal Revenue Code, pay dividends to each of its shareholders, provided such dividends do not exceed in the aggregate for any taxable year, the product of the taxable income of the Borrower for such taxable year multiplied by the sum of: (a) the highest federal income tax rate in effect for such shareholders for such taxable year; and (b) the highest state and local income tax rates in effect for such shareholders for such taxable year. Following the Acquisition, except for dividends, made with proceeds from an initial public offering of stock in the Borrower, in an aggregate amount not exceeding the principal amount owed by the Guarantor to the Seller on the Seller Debt, Borrower may only make distributions of dividends to the Guarantor in an aggregate amount equal to: (i) the Guarantor's interest expense on the Seller Debt; and (ii) One Hundred Thousand Dollars ($100,000.00) per fiscal quarter. Notwithstanding anything contained herein to the contrary, no distributions of dividends may be made during the continuance of an Event of Default.

         15. CONDITIONS PRECEDENT.

                  (a) The obligation of LaSalle to fund the initial Revolving Loan, to fund Term Loan A and Term Loan B, and to co-sign as applicant for the initial Letter of Credit, is subject to the satisfaction or waiver on or before the Closing Date of the following conditions precedent:

                           (i)  LaSalle   shall  have   received   each  of  the
agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the closing document list attached hereto as Schedule 15(a)(i) (the "Closing Document List");

                           (ii) No event  shall have  occurred  which has had or
could reasonably be expected to have a Material Adverse Effect, as determined by LaSalle in its sole discretion;

                           (iii) LaSalle shall have received  payment in full of
all fees and expenses payable to it by Borrower on or before the Closing Date;

                           (iv) LaSalle shall have determined  that  immediately
after giving effect to (A) the making of the Loans requested to be made on the Closing Date, if any, (B) the issuance of the initial Letter of Credit, if any, requested to be made on the Closing Date, and (C) the payment or reimbursement by Borrower to LaSalle for all closing costs and expenses incurred by or owed to LaSalle in connection with the transactions contemplated hereby, including without limitation the closing fee and the fees and expenses of LaSalle's counsel, on a pro forma basis the Excess Availability of Borrower shall not be less than Five Hundred Thousand Dollars ($500,000.00);

                           (v) LaSalle shall have  received a  certificate  from
Borrower's chief executive officer or chief financial officer, pursuant to which such officer shall certify that in calculating the Excess Availability described in clause (iv) above, Borrower's outstanding trade payables were (and are) current and not past due in any material respect;

                           (vi)   There   shall  have  been  no  sale  or  other
disposition or damage or destruction of any Equipment, unless such sale or other disposition or damage or destruction has been fully disclosed to LaSalle, and LaSalle has in writing agreed to advance the proceeds of Term Loan A notwithstanding such sale or other disposition or damage or destruction, provided that in such event LaSalle, in its sole discretion, may reduce the amount available to be advanced under Term Loan A by such amount as LaSalle may deem appropriate;

                           (vii)  LaSalle   shall  have  received   opinions  of
Borrower's general and local counsel in states in which Borrower conducts its business or owns property on such matters as LaSalle deems appropriate;

                           (viii)  LaSalle shall have  received,  and shall have
reviewed and approved, an opening balance sheet for Borrower as well as monthly projections for Borrower's fiscal year ending December 31, 1997;

                           (ix)  LaSalle  shall have  completed  its  background
checks and inquiries regarding Borrower and its principals, and shall have discovered no information regarded as unfavorable by LaSalle; and

                           (x) The Obligors shall have executed and delivered to
LaSalle all documents which LaSalle determines are reasonably necessary to consummate the transactions contemplated hereby; and

                           (xi)  LaSalle  shall have  received  a  Subordination
Agreement executed by the Seller pursuant to which the Subordinated Debt is subordinated to the Obligations pursuant to terms acceptable to LaSalle.

                  (b) After the Closing Date, the obligation of LaSalle to make any requested Revolving Loan, or to co-sign as applicant for any requested Letter of Credit is subject to the satisfaction of the conditions precedent set forth below. Each such request shall constitute a representation and warranty that such conditions are satisfied:

                           (i) All representations  and warranties  contained in
this Agreement and the Other Agreements shall be true and correct on and as of the date of such request, as if then made, other than representations and warranties that relate solely to an earlier date;

                           (ii) No  Default  or  Event  of  Default  shall  have
occurred, or would result from the making of the requested Revolving Loan or the issuance of the requested Letter of Credit, which has not been waived; and

                           (iii) No event shall have  occurred  which has had or
could reasonably be expected to have a Material Adverse Effect.

         16. DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

                  (a) the failure of any Obligor to pay any payment of principal, interest or principal and interest when and as due under any Note; or the failure to pay any of the other Obligations when due, declared due, or demanded by LaSalle in accordance with the terms hereof, and the failure to make payment of any of such other Obligations when due is not cured within five (5) calendar days after notice from LaSalle to the Borrower;

                  (b) the failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under this Agreement or any of the Other Agreements, which failure continues for five (5) calendar days after notice from LaSalle to Borrower, provided that a failure by Borrower to perform any obligations under any of the following paragraphs of this Agreement shall constitute an immediate Event of Default without Borrower having any notice or cure rights: paragraph 11; paragraphs 13(a), (b), (c), (d), (e), (f), (o) and (p); and paragraphs 14(a),
(b), (m), (p) and (r).

                  (c) the making or furnishing by any Obligor to LaSalle of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement between such Obligor and LaSalle, which is untrue or misleading in any respect, or the failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreement of such Obligor under any other agreement with any Person if such failure has or is reasonably likely to have a Material Adverse Effect;

                  (d) the creation (whether voluntary or involuntary) of, or any attempt to create, any lien or other encumbrance upon any of the Collateral, other than the Permitted Liens and judgment liens which do not constitute an Event of Default under paragraph 16(g) hereof, or the making or any attempt to make any levy, seizure or attachment thereof;

                  (e) the commencement of any proceedings (i) in bankruptcy by or against any Obligor, (ii) for the liquidation or reorganization of any Obligor, (iii) alleging that such Obligor is insolvent or unable to pay its debts as they mature, or (iv) for the readjustment or arrangement of any Obligor's debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Obligor; provided, however, that if such commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within ninety (90) days after the commencement of such proceedings;

                  (f) the appointment of a receiver or trustee for any Obligor, for any of the Collateral or for any substantial part of any Obligor's assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation, of any Obligor which is a corporation or a partnership; provided, however, that if such appointment or commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within ninety (90) days after the commencement of such proceedings;

                  (g) the entry of any judgment or order in excess of Fifty Thousand Dollars ($50,000.00) against any Obligor which remains unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution;

                  (h) the occurrence of an event of default under, or the revocation or termination of, any agreement, instrument or document executed and delivered by any Person to LaSalle pursuant to which such Person has guaranteed to LaSalle the payment of all or any of the Obligations or has granted LaSalle a security interest in or lien upon some or all of such Person's real and/or personal property to secure the payment of all or any of the Obligations;

                  (i) the occurrence of an event of default under (i) the Cruttenden Loan; (ii) Seller Debt; (iii) the Quadrant Loan; or (iv) any agreement or instrument evidencing indebtedness for borrowed money in excess of Fifty Thousand Dollars ($50,000.00) executed or delivered by Borrower or pursuant to which agreement or instrument Borrower or its properties is or may be bound; or

                  (j) the occurrence of any event or condition which has or is reasonably likely to have a Material Adverse Effect.

         17. REMEDIES UPON AN EVENT OF DEFAULT.

                  (a) Upon the  occurrence  of an Event of Default  described in paragraph 16(e) hereof, all of the Obligations shall immediately and automatically become due and payable, without notice of any kind. Upon the occurrence of any other Event of Default, all of the Obligations may, at the option of LaSalle, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

                  (b) Upon the occurrence of an Event of Default, LaSalle may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Other Agreements and all of LaSalle's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, LaSalle may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter into any of Borrower's premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and LaSalle shall have the right to store the same at any of Borrower's premises without cost to LaSalle. At LaSalle's request, Borrower shall, at Borrower's expense, assemble the Collateral and make it available to LaSalle at one or more places to be designated by LaSalle and reasonably convenient to LaSalle and Borrower. Borrower recognizes that if Borrower fails to perform, observe or discharge any of its Obligations under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to LaSalle, and Borrower agrees that LaSalle shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed reasonably and properly given if given at least ten (10) calendar days before such disposition. Any proceeds of any disposition by LaSalle of any of the Collateral may be applied by LaSalle to the payment of expenses in connection with the Collateral including, without limitation, legal expenses and reasonable attorneys' fees (both in-house and outside counsel) and any balance of such proceeds may be applied by LaSalle toward the payment of such of the Obligations, and in such order of application, as LaSalle may from time to time elect.

         18. INDEMNIFICATION. Borrower agrees to defend (with counsel reasonably satisfactory to LaSalle), protect, indemnify and hold harmless LaSalle, each affiliate or subsidiary of LaSalle, and each of their respective officers, directors, employees, attorneys and agents (each an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations including, without limitation, securities, environmental and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the making and the management of the Loans or any Letters of Credit or the use or intended use of the proceeds of the Loans or any Letters of Credit; provided, however, that Borrower shall not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Revolving Loans hereunder from the date incurred by each Indemnified Party until paid by Borrower, be added to the Obligations of Borrower and be secured by the Collateral. The provisions of this paragraph 18 shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement.

         19. NOTICES. Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in the form and manner specified below, and shall be addressed to the party to the following addresses or to such other address as each party designates to the other by Notice in the manner herein prescribed:

         If To LaSalle At:

                  LASALLE BUSINESS CREDIT, INC.
                  120 East Baltimore Street, Suite 1802
                  Baltimore, Maryland   21202
                  Attn.:      Herbert M. Kidd, II,
                              First Vice President

         If To Borrower At:

                  THE ANTIGUA GROUP, INC.
                  9319 North 94th Way
                  Scottsdale, Arizona  85258
                  Attn.:      Thomas E. Dooley, Jr.,
                              Chief Executive Officer

Notice shall be deemed given hereunder if (i) delivered personally or otherwise actually received, (ii) sent by overnight delivery service, (iii) mailed by first-class United States mail, postage prepaid, registered or certified, with return receipt requested, or (iv) sent via telecopy machine with a duplicate signed copy sent on the same day as provided in clause (ii) above. Notice mailed as provided in clause (iii) above shall be effective upon the expiration of three (3) Business Days after its deposit in the United States mail, and notice telecopied as provided in clause (iv) above shall be effective upon receipt of such telecopy if the duplicate signed copy is sent under clause (iv) above. Notice given in any other manner described in this section shall be effective upon receipt by the addressee thereof; provided, however, that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender unless expressly set forth in such notice.

         20. CHOICE OF GOVERNING LAW AND CONSTRUCTION. This Agreement and the Other Agreements are submitted by Borrower to LaSalle for LaSalle's acceptance or rejection at LaSalle's place of business in the State of Maryland as an offer by Borrower to borrow monies from LaSalle now and from time to time hereafter, and shall not be binding upon LaSalle or become effective until accepted by LaSalle, in writing, at said place of business. If so accepted by LaSalle, this Agreement and the Other Agreements shall be deemed to have been made at said place of business. THIS AGREEMENT AND THE OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF MARYLAND AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN THE COLLATERAL, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

         21. FORUM SELECTION AND SERVICE OF PROCESS. To induce LaSalle to accept this Agreement, Borrower irrevocably agrees that, subject to LaSalle's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE STATE OF MARYLAND. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID STATE. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY LASALLE IN ACCORDANCE WITH THIS PARAGRAPH.

         22. MODIFICATION AND BENEFIT OF AGREEMENT. This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by Borrower and LaSalle. Borrower may not sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof including, without limitation, Borrower's rights, titles, interest, remedies, powers or duties thereunder. Borrower hereby consents to LaSalle's sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement, or the Other Agreements, or of any portion thereof, or participations therein including, without limitation, LaSalle's rights, titles, interest, remedies, powers and/or duties thereunder. Borrower agrees that it shall execute and deliver such documents as LaSalle may request in connection with any such sale, assignment, transfer or other disposition.

         23. HEADINGS OF SUBDIVISIONS. The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

         24. POWER OF ATTORNEY. Borrower acknowledges and agrees that its appointment of LaSalle as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Obligations are paid in full and this Agreement is terminated.

         25. WAIVER OF JURY TRIAL; OTHER WAIVERS; CONFIDENTIALITY.

                  (a) LASALLE AND BORROWER HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE OBLIGATIONS, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT OF BORROWER OR LASALLE OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND LASALLE. IN NO EVENT SHALL LASALLE BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

                  (b) BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LASALLE OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF BORROWER WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL WITHOUT PRIOR NOTICE OR HEARING.

                  (c) Borrower hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

                  (d) LaSalle's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of LaSalle thereafter to demand strict compliance and performance therewith. Any suspension or waiver by LaSalle of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of LaSalle in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by LaSalle unless such suspension or waiver is in writing, signed by a duly authorized officer of LaSalle and directed to Borrower specifying such suspension or waiver.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the 23rd day of January, 1997.

WITNESS:                                 LASALLE BUSINESS CREDIT, INC.


/s/ Joseph R.S. Tyssowski                By:  /s/ Herbert M. Kidd, II (SEAL)
                                              Name: Herbert M. Kidd, II
                                              Title: First Vice President

                                         THE ANTIGUA GROUP, INC.


/s/ Joseph R.S. Tyssowski                By:  /s/ T.E. Dooley (SEAL)
                                              Name: T.E. Dooley
                                              Title: CEO


                                         ACKNOWLEDGMENTS


STATE OF MARYLAND, CITY OF BALTIMORE, TO WIT:

         I HEREBY CERTIFY that on this 23rd day of January, 1997, before me, the undersigned Notary Public of the State aforesaid, in personally appeared Herbert
M. Kidd II, and acknowledged himself to be the First Vice President of LASALLE BUSINESS CREDIT, INC., a Delaware corporation, and that he, as such First Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of LASALLE BUSINESS CREDIT, INC., by himself as First Vice President.

         IN WITNESS MY Hand and Notarial Seal.


                                        /s/ Cynthia L. Woods (SEAL)
                                              NOTARY PUBLIC
My Commission Expires:

         9/1/97



                                 ACKNOWLEDGMENTS


STATE OF MARYLAND, CITY OF BALTIMORE, TO WIT:

         I HEREBY CERTIFY that on this 23rd day of January, 1997, before me, the undersigned Notary Public of the State aforesaid, personally appeared T. E. Dooley, and acknowledged himself to be the CEO of THE ANTIGUA GROUP, INC., a Nevada corporation, and that he, as such CEO, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of THE ANTIGUA GROUP, INC., by himself as CEO.

         IN WITNESS MY Hand and Notarial Seal.


                                    /s/ Cynthia L. Woods (SEAL)
                                           NOTARY PUBLIC
My Commission Expires:

           9/1/97

                                    EXHIBIT A

                                   TERM NOTE B


Executed as of the _____ day of
___________, 1997 at Baltimore, Maryland

Amount:           $1,500,000.00


                  FOR VALUE RECEIVED, the undersigned ("Borrower") promises to pay to the order of LASALLE BUSINESS CREDIT, INC. (hereinafter, together with any holder hereof, called "LaSalle") , at the main office of the LaSalle, the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000.00), together with interest on the outstanding principal amount hereof on the dates and at the rates provided in the Loan Agreement (as hereafter defined) from the date hereof until payment in full hereof.

                  This Term Note is referred to in and was delivered pursuant to paragraph 3(b) of that certain Loan and Security Agreement dated January 1 1997, as it may be amended from time to time, together with all exhibits thereto, between LaSalle and Borrower (the "Loan Agreement"). All terms which are capitalized and used herein (which are not otherwise defined herein) shall have the meanings ascribed to such terms in the Loan Agreement.

                  For so long as no Event of Default shall have occurred under the Loan Agreement, the principal amount and accrued interest of this Note shall be due and payable on the dates and in the manner hereinafter set forth:

                  (a) Interest shall be due and payable monthly, in arrears, on the first day of each month, commencing on the first day of the first month after the date of this Note, and continuing until such time as the full principal balance, together with all other amounts owing hereunder, shall have been paid in full;

                  (b)      Commencing on  ________________________ 1,  1997, and
                           continuing on the first day of each month thereafter to and including the first day of ___________ 1, 1999, principal payments in the amount of Sixty-Two Thousand Five Hundred Dollars ($62,500.00) each; and

                  (c) On ______________ 1, 1999, a final principal payment equal to the entire unpaid principal balance hereof, together with any and all other amounts due hereunder.

Notwithstanding the foregoing, the entire unpaid principal balance and accrued interest on this Note shall be due and payable immediately upon any termination of the Loan Agreement.

                  Borrower hereby authorizes LaSalle to charge any account of Borrower for all sums due hereunder. If payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the United States or the State of Illinois, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the rate specified during such extension. Credit shall be given for payments made in the manner and at the times provided in the Loan Agreement. It is the intent of the parties that the rate of interest and other charges to Borrower under this Note shall be lawful; therefore, if for any reason the interest or other charges payable hereunder are found by a court of competent jurisdiction, in a final determination, to exceed the limit which LaSalle may lawfully charge Borrower, then the obligation to pay interest or other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrower.

                  The principal and all accrued interest hereunder may be prepaid by Borrower, in part or in full, at any time; provided, however, that if Borrower prepays all of the Obligations prior to the end of the original Term or any Renewal Term, Borrower shall pay a prepayment fee as provided in the Loan Agreement.

                  Borrower waives the benefit of any law that would otherwise restrict or limit LaSalle in the exercise of its right, which is hereby acknowledged, to set-off against the Obligations, without notice and at any time hereafter, any indebtedness matured or unmatured owing from LaSalle to Borrower. Borrower's obligations under this Note shall be the absolute and unconditional duty and obligation of Borrower and shall be independent of any rights of set-off, recoupment or counterclaim which Borrower might otherwise have against LaSalle, and Borrower shall pay absolutely the payments of principal, interest, fees and expenses required hereunder, free of any deductions and without abatement, diminution, or set-off.

                  Time is of the essence of this Note. Borrower, any other party liable with respect to the Obligations and any and all endorsers and accommodation parties, and each one of them, if more than one, waive any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of LaSalle's rights hereunder.

                  Upon the occurrence of an Event of Default, including without limitation the failure to pay in full any installment of principal or interest on the due date thereof or the failure to pay all sums due hereunder upon the maturity date, in addition to all other rights or remedies available to LaSalle under the Loan Agreement or any Other Agreement or under applicable law, Borrower authorizes any attorney admitted to practice before any court of record in the United States to appear on behalf of Borrower in any court in one or more proceedings, or before any clerk thereof or prothonotary or other court official, and to confess judgment against Borrower in favor of LaSalle in the full amount due on this Note (including principal, accrued interest and any and all charges, fees and costs), plus attorneys, fees equal to fifteen percent (15%;) of the amount due, plus court costs, all without prior notice or opportunity of Borrower for prior hearing. Borrower agrees and consents that venue and jurisdiction shall be proper in the Circuit Court of any County of the State of Maryland or of Baltimore City, Maryland, or in the United States District Court for the District of Maryland. Borrower waives the benefit of any and every statute, ordinance, or rule of court which may be lawfully waived conferring upon Borrower any right or privilege of exemption, homestead rights, stay of execution, or supplementary proceedings, or other relief from the enforcement or immediate enforcement of a judgment or related proceedings on a judgment. The authority and power to appear for and enter judgment against Borrower shall not be exhausted by one or more exercises thereof, or by any imperfect exercise thereof, and shall not be extinguished by any judgment entered pursuant thereto; such authority and power may be exercised on one or more occasions from time to time, in the same or different jurisdictions, as often as LaSalle shall deem necessary, convenient, or proper.

                  No delay or failure on the part of LaSalle in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by LaSalle of any right or remedy preclude any other right or remedy. LaSalle, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrower. Borrower agrees that, without releasing or impairing Borrower's liability hereunder, LaSalle may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

                  The loan evidenced hereby has been made and this Note shall be deemed to have been delivered at Baltimore, Maryland. THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF MARYLAND AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, and shall be binding upon Borrower and Borrower's heirs, legal representatives, successors and assigns. if this Note contains any blanks when executed by Borrower, LaSalle is hereby authorized, without notice to Borrower to complete any such blanks according to the terms upon which the loan or loans were granted. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Note. If more than one party shall execute this Note, the term "Borrower" as used herein shall mean all parties signing this Note, and each one of them, and all such parties, their respective heirs, executors, administrators, successors and assigns, shall be jointly and severally obligated hereunder.

                  To induce LaSalle to make the loan evidenced by this Note, Borrower (i) irrevocably agrees that, subject to LaSalle's sole and absolute election, all actions arising directly or indirectly as a result or in consequence of this Note or any other agreement with LaSalle, or the Collateral, shall be instituted and litigated only in courts having situs in the State of Maryland,

(ii) hereby consents to the exclusive jurisdiction and venue of any State or Federal Court located and having its situs in said state, and (iii) hereby waives any objection based on forum non-conveniens. Borrower waives personal service of any and all process, and consents that all such service of process may be made by certified mail, return receipt requested, directed to Borrower at the address indicated in the Loan Agreement, and service so made shall be complete five (5) days after the same has been deposited in the U.S. mails as aforesaid.

                  IN ADDITION, BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS NOTE, THE OBLIGATIONS, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY BORROWER OR LASALLE, OR WHICH IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AM LASALLE.

                  As used herein, all provisions shall include the masculine, feminine, neuter, singular and plural thereof, wherever the context and facts require such construction and in particular the word "Borrower" shall be so construed.

                  IN WITNESS WHEREOF, Borrower has executed this Note on the date above set forth, with the intention that this Note constitute an instrument under seal.

ATTEST:                                     THE ANTIGUA GROUP, INC.,
                                            A Nevada Corporation


                                            By:________________________(SEAL)
                                            Name:____________________________
                                            Title:___________________________


                                 ACKNOWLEDGEMENT

STATE OF MARYLAND, CITY/COUNTY OF _________________________ TO WIT:

         I HEREBY CERTIFY that on this _______ day of October, 1996, before me, the undersigned Notary Public of the State of Maryland, in and for the City/County of personally appeared ______________ and acknowledged himself to be the ______________________ of THE ANTIGUA GROUP, INC., a Nevada corporation, and that he, as the ______________________________ being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of THE ANTIGUA GROUP, INC., by himself as ________________.

         IN WITNESS MY Hand and Notarial Seal.

                                            _____________________________(SEAL)
                                                     NOTARY PUBLIC
My Commission Expires:


------------------------------

FOR INTERNAL USE ONLY

Officer's Initials:__________
Approval:________

                                  SCHEDULE 1(a)

                                 Permitted Liens


         Liens evidenced by the following financing statements filed with the Arizona Secretary of State:

         a.       File #842851 Secured Party
                  IBM Credit Corporation.

         b.       File #839610 Secured Party
                  American Business Credit Corp.

         c.       File #836137 Secured Party
                  El Camino Resources, Inc.

                                                                       EXHIBIT B


                              Officer's Certificate


         This Certificate is submitted pursuant to paragraph 11(l) of the Loan and Security Agreement dated January ___, 1997 ("Loan Agreement") between LaSalle Business Credit, Inc. ("LaSalle") and The Antigua Group, Inc. ("Borrower").

         The undersigned hereby certifies to LaSalle that as of the date of this
Agreement:

         1. The undersigned is the __________________ of the Borrower.

         2. There exists no event or circumstance which is or which with the passage of time, the giving of notice, or both would constitute an Event of Default, as that term is defined in the Loan Agreement, or, if such an event or circumstance exists, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that Borrower has taken or proposes to take with respect thereto.

         3. No material adverse change in the condition, financial or otherwise, business, property, or results of operations of Borrower has occurred since ________________, or, if such a change has occurred, a writing attached hereto specifies the nature thereof and the action that Borrower has taken or proposes to take with respect thereto.

         4. All insurance premiums due as of such date have been paid.

         5. All taxes due as of such date have been paid or, for those taxes which have not been paid, or, if any taxes have not been paid, a writing attached hereto describes the nature and amount of such taxes, and sets forth Borrower's rationale for not paying such taxes and the action that Borrower has taken or proposes to take with respect thereto.

         6. To the best of the undersigned's knowledge, after appropriate inquiry, except as previously disclosed to LaSalle in writing, no litigation, investigation or proceeding, or injunction, writ or restraining order is pending or threatened against the Borrower, or, if any litigation, investigation or proceeding, or injunction, writ or restraining order is pending or threatened against the Borrower, a writing attached hereto specifies the nature thereof and the action that Borrower has taken or proposes to take with respect thereto.

         7. Borrower is in compliance with the representations, warranties and covenants in the Loan Agreement, or, if Borrower is not in compliance with any representations, warranties or covenants in the Loan Agreement, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that Borrower has taken or proposes to take with respect thereto.

         8. Attached hereto is a true and correct calculation of the financial covenants contained in paragraph 14(m) of the Loan Agreement.

                                    The Antigua Group, Inc.



                                    By: _______________________(SEAL)
                                        Name:  ________________
                                        Title: ________________

                                 SCHEDULE 13(b)

                         Chief Executive Office/Records


         9319 N. 94th Way, Scottsdale, Arizona

                                 SCHEDULE 13(c)

                                    Locations


         9319 N. 94th Way, Scottsdale, AZ

         9318 N. 95th Way, Scottsdale, AZ

         9332 N. 95th Way, Scottsdale, AZ

         9445 E. Doubletree Ranch Road, Scottsdale, AZ

                                 SCHEDULE 13(q)

                             Permitted Indebtedness


Promissory Note in the original principal amount of $334,619 dated January 1, 1993 payable to Ronald A. McPherson. Current outstanding balance is $250,964.25.

Promissory Note in the original principal amount of $334,619 dated January 1, 1993 payable to Gerald K. Whitley. Current outstanding balance is $250,964.25.

Various loans to employees, current or prior, with various maturity dates with outstanding principal balances not in excess of $19,565.32 in the aggregate.

Loan relating to one auto show van with an outstanding principal balance totaling $14,889.00

Note payable to IBM related to an AS400 upgrade. Current outstanding balance is $68,393.00.

                                 SCHEDULE 13(s)

                                   Affiliates


                                      None

                                SCHEDULE 15(a)(i)

                             Closing Documents List


LOAN DOCUMENTS

Revolver And Equipment Term Loan
Loan And Security Agreement
         Exhibit A - Term Note B
         Exhibit B - Officer's Certificate
Revolving Loan Note
Term Note A
Financing Statements
         Nevada
         Arizona
Trademark Security Agreement
Blocked Account Agreement
Assignment Of Business Interruption Insurance
Disbursement Authorization
Subordination Agreement

MATTERS OF PUBLIC RECORD
UCC-1 and other Record Searches
UCC-3 Terminations
Trademark Searches
Release Of Trademark Security Agreement
Post Closing Record Searches
Pay-Off Letters

MATERIALS TO BE SUBMITTED PRIOR TO CLOSING
Perfection Certificate
Opinion Of Borrower's Counsel
Secretary's Certificate (Borrower)
         Exhibit A - List of Officers and Directors
         Exhibit B - Resolutions
         Exhibit C - Bylaws
         Exhibit D - Articles of Incorporation
Certification Regarding Trade Payables
Leases
Landlord's Agreements
Insurance Policies or Certificates:
         -- Casualty
         -- Business Interruption with Assignment
         -- Public Liability/Product Liability and
              Property Damage
Appraisal
Initial Borrowing Base Certificate
Copy of Licenses


MATERIALS TO BE SUBMITTED PRIOR TO ACQUISITION CLOSING Opinion Of Guarantor's Counsel Licensor's Consent To Merger
         -- NBC
         -- NFL
         -- NBA
Seller Notes And Related Documents
Cruttenden Loan Documents

Geometry Partners Stock Purchase Agreement And Related Documents
Amendments To Whitley & McPherson Notes
Quadrant Loan Documents
Evidence of Equity Contributions
Merger Agreement And Related Acquisition Documents
Certification Regarding Trade Payables
Continuing Unconditional Guaranty
Secretary's Certificate (Guarantor)
         Exhibit A - List of Officers and Directors
         Exhibit B - Resolutions
         Exhibit C - Bylaws
         Exhibit D - Articles of Incorporation
Certificates of Good Standing (Borrower)
         Nevada
         Arizona
Certificates of Good Standing (Guarantor)